Exhibit 10.1

AGREEMENT

CONCERNING THE AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MYCOM GROUP, INC.,

MYCOM ACQUISITION CORPORATION,
a wholly owned subsidiary of Mycom Group, Inc.,

AND

VERITAS SOLUTIONS, INC.,

THE SECURITY HOLDERS OF VERITAS SOLUTIONS, INC. AND

SECURE ASSET REPORTING SERVICES, INC.
a wholly subsidiary of Veritas Solutions Inc.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made this 28th day of August, 2007 (the “Closing Date”), by and between Mycom Group, Inc. a Nevada corporation (“Mycom”), Mycom Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of Mycom (“MergerCo”), Veritas Solutions, Inc., a Washington corporation (“VSI”), the security holders of VSI (the “VSI Security Holders”) who are listed on Exhibit 1.2 attached hereto and Secure Asset Reporting Services Inc., an Alaska corporation and a wholly owned subsidiary of VSI (“SARS”).

WHEREAS, VSI and SARS wishes to merge with and into MergerCo with MergerCo being the surviving corporation (the “Merger”);

WHEREAS, VSI desires to exchange all of the Shares (defined below) held by VSI Security Holders for newly issued unregistered shares of common stock of Mycom;

WHEREAS, Mycom agrees to reserve the Remaining Shares (defined below) for issuance upon the close of the Financing (also defined below);

WHEREAS, it is the intention of the parties that the Merger shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under the applicable securities laws of each state or jurisdiction where the VSI Security Holders reside; and

WHEREAS, the board of directors of VSI, SARS, MergerCo each deem it to be in the best interests of VSI, SARS and MergerCo and their respective shareholders to consummate the Merger, as a result of which MergerCo shall acquire all of the assets of VSI and its respective subsidiaries.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
The Merger

1.1 The Merger. At the Effective Time (defined below) and subject to and upon the terms and conditions of this Agreement, VSI and SARS shall merge with and into MergerCo in accordance with the provisions of the Washington Business Corporations Act (the “WBCA”), the Nevada Business Associations; Securities; Commodities Act (the “NBA”) and the Alaska Business Corporations Act (“ABCA”), the separate corporate existence of VSI and SARS shall cease and MergerCo shall continue as the surviving entity. The Effective Time of the Merger shall occur upon the filing of the Articles of Merger (defined below) executed in accordance with the applicable provisions of the WBCA, NBA and the ABCA with the Secretaries of State of the States of Washington, Nevada and Alaska, or at such later time as may be agreed to by VSI, SARS and MergerCo and specified in the Articles of Merger subject to the satisfaction or waiver of each of the conditions set forth in Section 4. Provided that this Agreement has not been terminated, the parties will cause the Articles of Merger to be filed on the Closing Date. The “Effective Time” shall mean the date upon which the Merger of VSI and SARS into MergerCo shall be consummated pursuant to the filing of the Articles of Merger with the Secretaries of State of the States of Washington, Nevada and Alaska. “Articles of Merger” shall mean the certificate of merger of VSI and SARS with and into MergerCo with MergerCo as the surviving corporation pursuant to the WBCA, ABCA and NBA.

(a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the WBCA, NBA and ABCA, at the Effective Time all VSI Shares shall be converted into the right to receive the shares of Mycom from MergerCo.

(b) Exchange Agent. The Otto Law Group, PLLC shall act as the exchange agent (the “Exchange Agent”) for the purpose of exchanging the VSI Shares for shares of Mycom common stock.

1.2 Issuance of Securities. Subject to the terms and conditions of this Agreement, MergerCo agrees to issue and exchange Mycom common stock for one hundred percent (100%) of the Shares (defined below) held by the VSI Security Holders on a one-for-one basis. MergerCo shall reserve the Remaining Shares (defined below) for issuance upon completion of the Financing (defined below), also on a one-for-one basis. Mycom, with MergerCo, shall direct its transfer agent, Corporate Stock Transfer, Inc. to exchange its common stock with the VSI Security Holders for the Shares on the Closing Date, pursuant to the schedule set forth in Exhibit 1.2, and to reserve the Remaining Shares (defined below).

 (a) As of August 20, 2007, VSI shall have twenty-four million eight hundred sixteen thousand six hundred twelve (24,816,612) shares outstanding (“VSI Outstanding”).

(b) As of the Closing Date, VSI has (i) one (1) share of 8% cumulative series A convertible preferred stock, the principal amount of Nine Hundred Forty-Nine Thousand Nine Hundred Eight Dollars and Eighty-Three Cents ($949,908.83) (ii) one hundred forty thousand (140,000) shares of 8% cumulative series B convertible preferred stock that shall mandatorily convert into one hundred forty-nine thousand three hundred thirty-three (149,333) shares of VSI common stock at the Closing (collectively, the “Converted Preferred Shares”). The VSI Outstanding and the Converted Preferred Shares equal an aggregate total amount of twenty-four million nine hundred sixty-five thousand nine hundred forty-five (24,965,945) shares and shall collectively be referred to as the “Shares.”

(c) As of the Closing Date, Mycom shall have a total of one million five hundred thousand ninety-five (1,500,095) shares of common stock and zero shares of preferred stock issued and outstanding. Upon issuance of the Shares and the Remaining Shares, Mycom shall have a total of thirty-five million one hundred twenty-six thousand forty (35,126,040) shares of common stock outstanding and one share of series A convertible preferred stock outstanding.

1.3 Exemption from Registration. The parties hereto intend that all MergerCo common stock to be issued to the VSI Security Holders, as well as the Remaining Shares, when issued, shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 506 and/or Regulation D of the Securities Act and rules and regulations promulgated thereunder.

1.4 Effect of Merger. The Merger shall have the effect set forth in Section 23B.11.090 of the WBCA, Title 10, Chapter 5 of the ABCA and Title 7 of the NBA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of VSI, SARS, MergerCo shall vest in MergerCo (the “Surviving Entity”), and all debts, liabilities and duties of VSI, SARS and MergerCo shall become the debts, liabilities and duties of the Surviving Entity.

1.5 Certificate Of Incorporation and Bylaws; Directors And Officers. Prior to the Effective Time of the Merger:

(a) The Certificate of Incorporation of MergerCo shall be the Certificate of Incorporation of the Surviving Entity following the Merger. The Bylaws of MergerCo shall be the Bylaws of Surviving Entity following the Merger.

(b) On the Closing Date, the Surviving Entity shall appoint the following individuals to its Board of Directors: Stephen K. Bannon, Chairman, Clayton Shelver, Jeremy Johnson and David M. Otto. Such members of the Board of Directors shall serve until the earlier of their death, resignation or removal.

(c) On the Closing Date, Earnest Mathis, Jr. shall (i) resign as Chief Executive Officer and Secretary of Mycom and MergerCo and (ii) Mycom and the Surviving Entity shall appoint the following individuals to the following positions: Clayton Shelver, Chief Executive Officer, Jeremy Johnson, Chief Technology Officer, David M. Otto, Secretary and Robert Lear, Chief Operating Officer (the “New Officers”). The New Officers shall serve until the earlier of their death, resignation or removal.

(d) On the Closing Date, Mycom shall appoint David M. Otto to its Board of Directors. Mr. Otto shall serve until the earlier of their death, resignation or removal.

1.6 Further Actions.

(a) If, at any time after the Effective Time, the Surviving Entity or Mycom considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm (of record or otherwise) in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of VSI, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of VSI, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of VSI, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

(b) Termination of Merger. In the event VSI Security Holders demand dissenter’s rights that result in VSI repurchasing shares of common stock that are cumulatively in excess of One Hundred Thousand Dollars ($100,000), the Merger will be terminated, unless the parties waive such term.

1.7  Restrictions on Resale. The Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Mycom receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for Mycom, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Shares, when exchanged, and the Remaining Shares, when issued, pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR DOT VN, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR MYCOM GROUP, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

1.8 Exchange of Certificates.

(a) After the Effective Time and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the VSI Security Holders, the VSI Security Holders shall be able to surrender all their shares to the Exchange Agent, and the VSI Security Holders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of shares of common stock into which the Mycom securities theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate, which, prior to the Effective Time, represented VSI securities, shall be deemed for all corporate purpose, subject to the further provisions of this Article I, to evidence the ownership of the number of whole shares for which such VSI Shares have been so exchanged. No dividend payable to holders of VSI securities of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented VSI Shares, until such certificate or certificates representing all the relevant VSI Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b) All Mycom shares for which the Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares.

(c) On the Effective Date, the stock transfer book of VSI shall be deemed to be closed and no transfer of VSI Shares shall thereafter be recorded thereon.

ARTICLE II
Representations and Warranties of VSI and SARS

VSI and its wholly owned subsidiary, SARS, hereby represent and warrant to Mycom and its wholly owned subsidiary, MergerCo, that:

2.1 Organization. VSI is a corporation duly organized, validly existing and in good standing under the laws of Washington, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. SARS is a corporation duly organized, validly existing and in good standing under the laws of Alaska, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2 Capital. Upon the close of VSI’s current private placement of its securities with Regal Securities Corp. (the “Financing”), an additional eight million six hundred sixty thousand (8,660,000) shares of VSI common stock are expected to be issuable (the “Remaining Shares”). . Upon the Closing Date, a total of four million eight hundred forty thousand (4,840,000) shares of VSI common stock are issuable in connection with the Financing. Except for the securities listed on Exhibit 2.2 attached hereto, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating VSI to issue any additional VSI securities of any class.

2.3 Subsidiaries. VSI currently owns the following subsidiaries: (i) Secure Asset Reporting Services, Inc., an Alaska corporation; and (ii) ESL Wireless, Inc., a Washington corporation.

2.4 Directors and Executive Officers. The names and titles of the directors and executive officers of VSI are as follows:

Name	Position

Clayton Shelver	Director and Chief Executive Officer

Steven K. Bannon	Chairman

David M. Otto	Director and Secretary

Jeremy Johnson	Director and Chief Technology Officer

Cecil Whitlock	Chief Financial Officer

Robert Lear	Chief Operating Officer

The names and titles of the director and executive officers of SARS are as follows:

Name	Position

Clayton Shelver	Director and Chief Executive Officer

Jeremy Johnson	Director and Chief Technology Officer

Rich Loretta	Director

Robert Lear	Chief Operating Officer

Larry Shelver	Director

2.5 Financial Statements. On or before the Closing Date, VSI shall provide Mycom with unaudited financial statements of VSI for the six months ended June 30, 2007 and audited financials for the year ended September 30, 2006 (the “VSI Financial Statements”). The VSI Financial Statements are attached hereto as Exhibit 2.5. The VSI Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by VSI throughout the periods indicated, and fairly present the financial position of VSI as of the date of the balance sheets included in the VSI Financial Statements and the results of operations for the periods indicated.

2.6 Absence of Changes. Since June 30, 2007, there has not been any material change in the financial condition or operations of VSI and SARS, except as contemplated by this Agreement. As used throughout this Agreement, “material” means: Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party. Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7 Absence of Undisclosed Liabilities. As of June 30, 2007, VSI and SARS did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the VSI Financial Statements.

2.8 Tax Returns. VSI and SARS have filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.8 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by VSI or SARS.

2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Mycom, MergerCo, its legal counsel and accountants shall have the opportunity to meet with VSI’s accountants and attorneys to discuss the financial condition of VSI and SARS during reasonable business hours and in a manner that does not interfere with the normal operation of VSI’s and SARS’ business. VSI and SARS shall make available to Mycom and MergerCo all books and records of VSI and SARS.

2.10 Intellectual Property Rights. VSI and/or SARS owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.11 Compliance with Laws. To the best of VSI’s and SARS’ knowledge, VSI and SARS has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12 Litigation. VSI and SARS is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of VSI and SARS, threatened against or affecting VSI or SARS or its business, assets or financial condition. VSI and SARS is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. VSI and SARS are not engaged in any material litigation to recover monies due to it.

2.13 Authority. The Boards of Directors of VSI and SARS have authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and VSI and SARS have full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of VSI and SARS and is enforceable in accordance with its terms and conditions. A majority of VSI Security Holders has agreed to and has approved the terms of this Agreement and the exchange of securities contemplated hereby.

2.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by VSI and SARS and the performance by VSI and SARS of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which VSI and SARS is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of VSI and SARS, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of VSI or SARS.

2.15 Full Disclosure. None of the representations and warranties made by VSI and SARS herein or in any exhibit, certificate or memorandum furnished or to be furnished by VSI, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16 Assets. VSI and SARS’ assets are fully included in Exhibit 2.16 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.16.

2.17 Material Contracts. VSI and SARS’ material contracts are attached hereto as Exhibit 2.17.

2.18 Indemnification. VSI and SARS agree to indemnify, defend and hold Mycom and MergerCo harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against Mycom or MergerCo which arise out of, or result from (i) any breach by VSI or SARS in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by VSI and SARS under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by VSI or SARS in this Agreement.

2.19 Criminal or Civil Acts. For the period of five (5) years prior to the execution of this Agreement, no current executive officer, director or principal stockholder of VSI and SARS have been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20  Restricted Securities. VSI, SARS and the VSI Security Holders acknowledge that all of the Mycom shares issued by Mycom are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act.

ARTICLE III
Representations and Warranties of Mycom and MergerCo

Mycom and its wholly owned subsidiary, MergerCo, represents and warrants to VSI and its wholly owned subsidiary, SARS, that:

3.1 Organization. Mycom is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. MergerCo is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2 Capital. The authorized capital stock of Mycom consists of ninety million (90,000,000) shares of $0.01 par value common stock, of which one million five hundred thousand ninety-five (1,500,095) shares are currently outstanding and will be outstanding on the Closing Date, and zero (0) shares of $0.01 par value preferred stock, none of which are outstanding. All of the outstanding common stock is duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Mycom to issue any additional shares of its capital stock of any class.

3.3 Subsidiaries. Mycom currently owns the following subsidiary: Mycom Acquisition Corporation, a Nevada corporation.

3.4 Directors and Officers. The name and title of the director and executive officer of Mycom and MergerCo are as follows:

Name	Position
Earnest Mathis, Jr.	Director and Chief Executive Officer

3.5 Financial Statements. Exhibit 3.5 attached hereto consists of the audited financial statements of Mycom for the year ended December 31, 2006 (the “Mycom Financial Statements”) and for the quarter ended June 30, 2007. The Mycom Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Mycom throughout the period indicated, and fairly present the financial position of Mycom as of the date of the balance sheet included in the Mycom Financial Statements and the results of operations for the period indicated.

3.6 Absence of Changes. Since June 30, 2007, there has not been any material change in the financial condition or operations of Mycom and MergerCo, except as contemplated by this Agreement. As used throughout this Agreement, “material” means: Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party. Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7 Absence of Undisclosed Liabilities. As of June 30, 2007, Mycom and MergerCo did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Mycom Financial Statements.

3.8 Tax Returns. Mycom and MergerCo have filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 3.8 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Mycom and MergerCo.

3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, VSI, SARS, its legal counsel and accountants shall have the opportunity to meet with Mycom’s and MergerCo’s accountants and attorneys to discuss the financial condition of Mycom and MergerCo during reasonable business hours and in a manner that does not interfere with the normal operation of Mycom’s and MergerCo’s business. Mycom and MergerCo shall make available to VSI and SARS all books and records of Mycom and MergerCo.

3.10 Intellectual Property Rights. Mycom and MergerCo have no trademarks, service marks, trade names, copyrights or patents material to its business.

3.11 Compliance with Laws. To the best of Mycom’s and MergerCo’s knowledge, Mycom and MergerCo have complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.12 Litigation. Mycom is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Mycom and MergerCo, threatened against or affecting Mycom and MergerCo or its business, assets or financial condition. Mycom and MergerCo are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Mycom and MergerCo are not engaged in any material litigation to recover monies due to it.

3.13 Authority. The Boards of Directors of Mycom and MergerCo have authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Mycom and MergerCo have full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Mycom and MergerCo and is enforceable in accordance with its terms and conditions.

3.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Mycom and MergerCo and the performance by Mycom and MergerCo of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Mycom or MergerCo is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Mycom and MergerCo, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Mycom and MergerCo.

3.15 Full Disclosure. None of the representations and warranties made by Mycom and MergerCo herein or in any exhibit, certificate or memorandum furnished or to be furnished by Mycom, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16 Assets. Mycom and MergerCo’s assets are fully included in Exhibit 3.16 and are not subject to any claims or encumbrances except as indicated in Exhibit 3.16.

3.17 Material Contracts. Mycom and MergerCo do not have any material contracts.

3.18 Indemnification. Mycom and MergerCo agree to indemnify, defend and hold VSI and SARS harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against VSI and SARS which arise out of, or result from (i) any breach by Mycom and MergerCo in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Mycom and MergerCo under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by Mycom and MergerCo in this Agreement.

3.19 Criminal or Civil Acts. For the period of five (5) years prior to the execution of this Agreement, no current executive officer, director or principal stockholder of Mycom and MergerCo have been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

ARTICLE IV
Covenants Prior to the Closing Date

4.1 Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request. If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2 Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. No party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities. No party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3 Confidential Information. Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4 Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V
Conditions Precedent to Mycom’s and MergerCo’s Performance

5.1 Conditions. Mycom and MergerCo’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V. Mycom and MergerCo may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Mycom and MergerCo of any other condition of or any of Mycom’s and MergerCo’s other rights or remedies, at law or in equity, if VSI and SARS shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by VSI and SARS in this Agreement or in any written statement that shall be delivered to Mycom and MergerCo by VSI and SARS under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3 Performance. VSI and SARS shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4 Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against VSI or SARS on or before the Closing Date.

5.5 Officer’s Certificate. VSI and SARS shall have delivered to Mycom and MergerCo a certificate dated the Closing Date signed by the Chief Executive Officer of VSI and SARS certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.6 Corporate Action. VSI and SARS shall have obtained the approval of the VSI Security Holders for the transaction contemplated by this Agreement.

5.7 Acceptance of Financial Statements. Mycom and MergerCo shall have reviewed and in its sole discretion accepted, prior to the Closing Date, the VSI Financial Statements as set forth in Exhibit 2.5.

ARTICLE VI
Conditions Precedent to VSI’s and SARS’ Performance

6.1 Conditions. VSI’s and SARS’ obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. VSI and SARS may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by VSI and SARS of any other condition of or any of VSI’s and SARS’ rights or remedies, at law or in equity, if Mycom and MergerCo shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Mycom and MergerCo in this Agreement or in any written statement that shall be delivered to VSI and SARS by Mycom and MergerCo under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3 Performance. Mycom and MergerCo shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Mycom on or before the Closing Date.

6.5 Officer’s Certificate. Mycom and MergerCo shall have delivered to VSI and SARS a certificate dated the Closing Date signed by the Chief Executive Officer of Mycom and MergerCo certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6 Payment of Liabilities. On or before the Closing Date, Mycom and MergerCo shall have paid any outstanding obligations and liabilities of Mycom and MergerCo through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7 Directors of Mycom. On the Closing Date, the Board of Directors of Mycom shall appoint David M. Otto to Mycom’s and MergerCo’s Board of Directors.

6.8 Directors of MergerCo. On the Closing Date, the Board of Directors of MergerCo shall elect the Board of Directors of VSI, as set forth in Section 2.4 above, and MergerCo’s existing Board of Directors shall resign.

6.9 Officers of Mycom and MergerCo. On the Closing Date, the Board of Directors of Mycom and MergerCo shall elect the officers of VSI, as set forth in Section 2.4 above, and Mycom’s existing executive officers shall resign.

ARTICLE VII
Closing

7.1 Closing. The closing of this Agreement shall be held at the offices of The Otto Law Group, PLLC or at any mutually agreeable place on or prior to August 31, 2007, unless extended by mutual agreement. At the closing:

(a)  VSI and SARS shall deliver to MergerCo and Mycom (i) copies all exhibits required by VSI and/or SARS to provide in accordance with this Agreement, (ii) the officer’s certificates described in Section 5.5, (iii) signed minutes of its board of directors and the VSI Security Holders approving this Agreement, and (iv) signed minutes of SARS’ board of directors and shareholder approving this Agreement..

(b)  MergerCo and Mycom shall deliver to VSI and SARS (i) copies of all exhibits required by MergerCo and/or its parent, Mycom, to provide in accordance with this Agreement, (ii) the officer’s certificates described in Section 6.5, (iii) signed minutes of its board of directors and shareholders, if necessary, approving this Agreement, and (iv) signed minutes of Mycom’s board of directors approving this agreement and authorizing the issuance of shares to MergerCo for VSI.

ARTICLE VIII
Covenants Subsequent to the Closing Date

8.1 Registration and Listing. Following the Closing Date, Mycom and/or MergerCo shall:

(a)  Continue Mycom’s common stock quotation on the Electronic Over-the-Counter Bulletin Board system;

(b)  Comply with the Form 8-K requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), including the timely preparation and filing of audited financial statements as required by Form 8-K;

(c)  Promptly retain a qualified investor and public relations firm; and

(d)  Clear any Exchange Act Rule 144 sales of Mycom common stock offered by any Mycom common stockholder including affiliates or former affiliates of Mycom within forty-eight (48) hours of the filing of the Notice of Sale pursuant to Rule 144.

8.2  Corporate Action. Mycom shall take steps necessary to amend its Articles of Incorporation and change its name to “SARS, Corp.” and cause the amount of authorized shares to increase to the total aggregate amount to five hundred fifty million (550,000,000). MergerCo shall take steps necessary to amend its Articles of Incorporation and change its name to “Secure Asset Reporting Services, Inc.” and cause the amount of authorized shares, if necessary, to increase the total aggregate amount to five hundred fifty million (550,000,000).

8.3  Mycom shall file a registration statement with the SEC within sixty (60) days of the close of the VSI Financing, registering (i) all shares of restricted Mycom common stock that were outstanding prior to the Closing Date; (ii) all the shares of common stock issued by VSI in connection with the Financing; and (iii) all the shares of common stock underlying warrants issued by VSI in connection with the Financing. Mycom shall use its best efforts to cause the registration statement to be declared effective by the SEC as soon as practicable thereafter, but in any event not later than one hundred fifty (150) days after the Closing. The amount of common stock included in a registration statement filed remains subject, however, to the right of VSI and any underwriters to reduce the number of shares proposed to be registered pro-rata in view of market conditions or legal considerations, pursuant to Rule 415 of the Exchange Act, which may limit the total number of shares included on a registration statement to thirty percent (30%) of the then issued and outstanding common stock of Mycom.

8.4  The stock transfer agent shall be Pacific Stock Transfer, Inc. (“Pacific Stock”). Mycom shall take all steps necessary to engage Pacific Stock to become the transfer agent for Mycom and the Surviving Entity.

ARTICLE IX
Miscellaneous

9.1 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Mycom/MergerCo:	Mycom Group, Inc. 2560 W. Main Street, Suite 200 Littleton, CO 80120 Attn: Earnest Mathis, Jr., Chief Executive Officer

VSI/SARS:	Veritas Solutions, Inc. 601 108th Avenue NE, Suite 1908 Bellevue, WA 98004 Attn: Clayton Shelver, Chief Executive Officer

With a copy to:	The Otto Law Group, PLLC 601 Union Street, Suite 4500 Seattle, Washington 98101 Attn: David Otto

9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11 Finders. There are no finders in connection with this transaction.

9.12 Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13 Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement. The VSI Security Holders shall not be responsible for any costs incurred in connection with the transaction contemplated by this Agreement.

9.14 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.15 Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein. Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16 Termination, Amendment and Waiver.

(a)  Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of VSI:

(1) By mutual written consent of VSI and SARS and Mycom and MergerCo;

(2) By either VSI and SARS or Mycom and MergerCo;

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before August 31, 2007, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3) By VSI and SARS, if Mycom or MergerCo breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4) By Mycom and MergerCo, if VSI or SARS breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)  Effect of Termination. In the event of termination of this Agreement by either Mycom and MergerCo or VSI and SARS, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of VSI and SARS or Mycom and MergerCo, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)  Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)  Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of VSI and SARS or Mycom and MergerCo, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Agreement concerning the exchange of securities on the date indicated above.

MYCOM GROUP, INC.

By:
Earnest Mathis, Jr.
Chief Executive Officer

MYCOM ACQUISITION CORPORATION

By:
Earnest Mathis, Jr.
Chief Executive Officer

VERITAS SOLUTIONS, INC.

By:
Clayton Shelver
Chief Executive Officer

SECURE ASSET REPORTING SERVICES, INC.

By:
Clayton Shelver
Chief Executive Officer

EXHIBITS

1.2	VSI Security Holders
2.2	VSI Capital
2.5	Financial Statements of VSI
2.8	Taxes of VSI
2.16	Assets of VSI
2.17	Material Contracts of VSI
3.5	Financial Statements of Mycom
3.8	Taxes of Mycom
3.16	Assets of Mycom

Stock Subscription Register for Veritas Solutions, Inc. 0.365

Certificate #	Name	Date on Certificate	Post Split
1	Day, Margaret E.	6/11/2004	444,831
2-108	Not Issued	Not Issued	
109	W. Monty Abbott (Transfer)		
110	Whitlock, Cecil R.	6/12/2004	36,500
111	Shelver, Clayton B.	6/12/2004	18,250
112	Shelver, Clayton B.	6/12/2004	73,000
113	Not Issued	6/12/2004	0
114	Schroeder, James A.	6/12/2004	1,095,000
115	Shelver, Jason	6/12/2004	17,666
116	Forester, Jeannette	6/12/2004	365,000
117	VOID/ Transfer to John & Becky Johns(	6/12/2004	0
118	Lautieri, Constance K.	6/12/2004	73,000
119	MacKay, Richard	6/12/2004	365,000
120	Parko, Patrick	6/12/2004	7,300
121	Phillips, Mike	6/12/2004	32,850
122	Lear, Robert	6/12/2004	20,075
123	Lear, Robert	6/12/2004	73,000
124	Thompson, Ron	6/12/2004	3,650
125	Bannon, Steve	6/12/2004	547,500
126	Lang, Terry	6/12/2004	18,250
127	Lang, Terry	6/12/2004	31,025
128	Bennett, Thomas	6/12/2004	3,650
129	Colle, West E. & Bonnie J.	1/1/2005	16,425
130	Blum, Gary	1/1/2005	36,500
131	Growth Fund J, LLC	1/1/2005	36,500
132	Wiebe Jr., Henry	1/1/2005	36,500
133	John C. & Catherine E. DeMartini Rev 1	1/1/2005	7,300
134	Doan, Larry G.	1/1/2005	14,600
135	Silberman, Donald L.	1/1/2005	36,500
136	Crothers, William I.	1/1/2005	7,300
137	Nichols, Brenda J. & Thomas J.	1/1/2005	3,650
138	Thomas, Bryan D.	1/1/2005	3,650
139	Manning, David F.	1/1/2005	18,250
140	Georggin, Ernest G.	1/1/2005	3,650
141	Tibbets, Hoye	1/1/2005	7,300
142	Hervert, Jan George	1/1/2005	4,380
143	McClung, Kevin L.	1/1/2005	69,350
144	Survivors Trust of the Maland Family Tr	1/1/2005	7,300
145	Bissell Jr., Ray	1/1/2005	7,300
146	Rickland K. Rasmusen Trust dtd.5/30/9	1/1/2005	21,900
147	Schramm, Delmar	1/1/2005	7,300
148	Vogt Family Living Trust	1/1/2005	29,200
149	MacKay, Richard	3/2/2005	21,900
150	Bakken, Larry G. & Darlene M.	1/1/2005	3,650
151	Winn, Rodger T. & Judy M.	03.18.05	3,650
152	Troger, Gerhard	12.16.04	5,475
153	Troger, Gerhard	01.20.05	2,920

154	Lautieri, Constance K.	02.19.05	21,900
155	Lautieri, Constance K.	02.22.05	10,950
156	1990 Gainen Family Trust	02.22.05	7,300
157	Flasher, Jack C.	02.28.05	3,650
158	Marshall, Roger E.	03.18.05	5,840
159	Nelson, Peter	03.22.05	3,650
160	John C. & Catherine E. DeMartini R	03.31.05	7,300
161	Borland, James A.	04.01.05	18,250
162	Manning, David F.	04.14.05	10,950
163	Bissell Jr., Ray	04.14.05	7,300
164	Taylor, Laura Anne	06.28.04	12,410
165	Lautieri, Constance K.	05.13.05	36,500
166	Drewry III, W. Perry	05.13.05	7,300
167	Lisowsky, James M.	05.20.05	365
168	Lautieri, Constance K.	05.20.05	36,500
169	Cancelled	Cancelled	0
170	Andre, Peter R.	5.25.05	3,650
171	Wiebe Jr., Henry & Evelyn R.	06.17.05	10,950
172	Coile, West E.	06.14.05	10,950
173	Coile, Bonnie J.	06.23.05	10,950
174	Taylor, Mark	06.23.05	10,950
175	Silberman, Donald L.	06.23.05	10,950
176	Manning, David F.	8/11/2005	10,950
177	Drewry III, W. Perry	08.16.05	3,650
178	Winn, Rodger	06.17.05	1,825
179	Thomas, Bryan D.	8.19.05	73,000
180	Taylor, Mark	08.19.05	10,950
181	Borland, James A.	08.17.05	9,125
182	Bissell Jr., Ray	11.17.05	7,300
183	Manning, David F.	11.17.05	3,650
184	Coile, West E.	09.09.05	10,950
185	Silberman, Donald L.	08.31.05	10,950
186	Silberman, Donald L.	10.20.05	29,200
187	Johnson, Charles Phillip	11.28.05	3,650
188	Coile, Bonnie J.	11.22.05	10,950
189	John C. & Catherine E. DeMartini R	11.28.05	7,300
190	Tibbets, Hoye	12.07.05	14,600
191	Crothers, William I.	11.28.05	14,600
192	Manley, Carolyn	12.02.05	3,650
193	VOID	VOID	0
194	Hiltzheimer, Charles I.	12.02.05	3,650
195	MacDannald, Neil (Transfer)	12.02.05	0
196	Lisowsky, Dana	12.12.05	10,950
197	Lautieri, Constance K.	06.14.05	75,190
198	Lautieri, Constance K.	07.05.05	73,000
199	Lautieri, Constance K.	07.05.05	205,130
200	Rickland K. Rasmusen Trust dtd.5/3	12.22.05	89,060
201	John W. Brehmer Trust	12.22.05	7,300
202	Taylor, Mark	12.29.05	14,600

203	Hervert, Jan George	12.29.05	43,800
204	Marshall, Roger E.	06.28.05	2,738
205	Thomas, Bryan D.	12.28.05	14,600
206	VOID	VOID	0
207	Wiebe Jr., Henry	03.03.06	10,950
208	Bissell Jr., Ray	01.19.06	14,600
209	Lisowsky, James M.	04.30.05	182,500
210	VOID	VOID	0
211	Quam, Tommy & Jenny	01.06.06	3,650
212	Manning, David F.	02.06.06	3,650
213	Kolamowski Living Trust Dtd.12/2/0	02.06.06	7,300
214	MacKay, Richard	02.06.06	18,250
215	VOID	VOID	0
216	Arndt, Tim	02.23.06	3,650
217	Mazur, Steve	02.23.06	36,500
218	Johnson, Jeremy	02.23.06	54,750
219	Kross, Jim	02.23.06	36,500
220	Phillips, Mike	02.23.06	3,650
221	Abbott, Deborah A.	02.23.06	9,125
222	Kearns, Chuck	02.23.06	3,650
223	Abbott, Robert M.	02.23.06	7,300
224	Eure, Tim W.	02.23.06	3,650
225	Parker, Julia Giselle	02.23.06	3,650
226	White, Angela J.	02.23.06	3,650
227	Striplin, Patrick	02.23.06	3,650
228	Whitlock, Cecil R.	02.23.06	18,250
229	McKinley, William	02.23.06	9,125
230	Hablutzel, Dr.Allan	02.23.06	10,950
231	Bastedo, Rick	02.23.06	3,650
232	Hantz, Rick	02.23.06	3,650
233	Frank, Valorie C.	02.23.06	3,650
234	Tibbets, Hoye	02.28.06	14,600
235	Crothers, William E.	02.28.06	14,600
236	VOID	VOID	0
237	VOID	VOID	0
238	Georggin, Ernest G.	03.03.06	3,650
239	QKT, LLC	02.06.06	10,950
240	Manning, David F.	02.28.06	7,300
241	Chee, Ping	02.23.06	54,750
242	Schroeder, James A.	02.23.06	215,350
243	Striplin, Peter	02.23.06	730,000
244	Otto Capital Holdings, Inc.	02.23.06	730,000
245	Otto, David (Transfer)	02.23.06	0
246	VOID	VOID	0
247	Abbott, Monty W. (Transfer)	02.23.06	0
248	Anderson, John	02.23.06	54,750
249	Vars, Charles	02.24.06	7,300
250	MacDannald, Neil (Transfer)	03.01.06	0
251	Coile, Bonnie J.	03.14.06	10,950

252	Galassini, Lincoln	03.06.06	14,600
253	Nichols, Thomas J. & Brenda J.	03.06.06	14,600
254	Vogt Family Living Trust dtd 3/15/9:	03.08.06	29,200
255	Blum, Gary	03.08.06	36,500
256	Striplin, Patrick	10.07.04	3,650
257	VOID	VOID	0
258	McClung, Kevin L. & Brenda F.	02.28.06	73,000
259	Romsdahl, Stephen	03.24.06	14,600
260	Ho, Wilbert M.S. & Helen Y.	05.29.05	3,650
261	Almaguer, Jorge R. & Sara A.	06.01.05	2,738
262	VOID	VOID	0
263	Thesken Family Ltd. Partnership #3	06.03.05	2,190
264	Legler, Mathew L.	06.01.05	1,460
265	QKT, LLC	04.01.06	7,300
266	Friel, Shawn	04.10.06	7,300
267	Doan, Larry G.	04.10.06	14,600
268	Coon, Eric A.	04.10.06	7,300
269	Kristine A. Rasmusen Trust	04.10.06	10,950
270	Anspaugh, Robert M.	04.10.06	7,300
271	Silberman, Donald L.	06.15.06	18,250
272	Thomas, Bryan D.	06.15.06	5,475
273	John C. & Catherine E. DeMartini R	06.15.06	7,300
274	Melendrez, Mario & Rachel	06.15.06	36,500
275	VOID	VOID	0
276	McClung, Kevin L.	06.16.06	7,300
277	McClung, Lewis R & Jaqueline A.	06.16.06	7,300
278	Aragon, Tamera	06.16.06	1,460
279	SynStar, LLC	06.16.06	29,200
280	Davis, David & Bonnie	06.20.06	7,300
281	MacDannald, Marion	06.20.06	21,900
282	Steinbrueck, Larry	06.21.06	7,300
283	Matthew L. Legler Rev. Trust	06.22.06	2,738
284	Steinbrueck, Larry	06.22.06	7,300
285	VOID	VOID	0
286	Lautieri, Constance K.	06.23.06	475,230
287	Hiltzheimer, Charles I.	07.05.06	7,300
288	Neilsen Family Trust	07.10.06	7,300
289	VOID	VOID	0
290	SynStar, LLC	07.10.06	43,800
291	SynerGroup, LTD.	07.10.06	43,800
292	Survivors Trust of the Maland Famil	07.10.06	14,600
293	Bakken, Larry G. & Darlene M.	07.11.06	14,600
294	Thesken Family Ltd. Partnership #3	07.12.06	2,190
295	Caldwell, Steven M.	07.13.06	14,600
296	McClung, Kevin L. & Brenda F.	07.14.06	73,000
297	Schramm, Delmar	07.20.06	10,950
298	Shelver, Laurence G. and Artha L.	07.24.06	1,712,607
299	Shelver, Clayton B.	07.24.06	286,675
300	Solutions Property Investors, Inc. (TRAI	07.31.06	0

301	Miller, Eugene R. & Karen L.	07.31.06	14,600
302	Zawacki, Thaddeus & Joan	07.31.06	10,950
303	Powell Sr. Sammie G. & Marsha	07.31.06	14,600
304	Reichenberg, Paul J. and Nona	08.16.06	7,300
305	McCormick, James B. and Suzanne	08.16.06	14,600
306	Ahlborn, John R.	08.21.06	14,600
307	Platte, William J. & Bardone, Mary (	08.21.06	14,600
308	Lautieri, Constance K.	08.22.06	146,000
309	Lautieri, Constance K.	08.23.06	181,770
310	Powers, Robert W.	08.29.06	7,300
311	SynStar7, LLC	08.29.06	7,300
312	SSK6, LLC	08.29.06	7,300
313	Winters, Roy	09.07.06	8,760
314	Marilyn B. Svejkosky Rev. Trust	09.07.06	7,300
315	Zubkoff, JoBeth	09.07.06	14,600
316	Hiltzheimer, Charles I.	09.21.06	3,650
317	Ahlborn, John R.	09.21.06	7,300
318	Maudslien, Kris and Rikke	09.21.06	14,600
319	Neilsen Family Trust	09.21.06	7,300
320	Blum, Gary	09.21.06	36,500
321	Wiggins, Daniel R. (Transfer to 46ε	10.04.06	0
322	VOID	VOID	0
323	Henges, Ronald E. and Anne S.	10.04.06	14,600
324	Uhlman, Robert C. & Barbara L.	10.05.06	7,300
325	Earl F. Neely Trust	10.05.06	14,600
326	Doisy III, Edward A.	10.05.06	14,600
327	Helen K. Bates Trust	10.05.06	7,300
328	David J. Hoffmann Trust	10.10.06	14,600
329	Powers, R.S. Drake & Dru Anne	10.10.06	7,300
330	Modica, John & Sharon	10.10.06	7,300
331	Survivors Trust of the Maland Famil	10.16.06	14,600
332	Neilsen Family Trust	10.16.06	7,300
333	Maudslien, Kris and Rikke	10.16.06	14,600
334	Indenture of Trust of Marvin L. Hays	10.16.06	87,600
335	Hiltzheimer, Charles I.	10.16.06	3,650
336	Svejkosky, Steve & Carol	10.16.06	21,900
337	Leonard F. Borello and ....Trust (As	10.16.06	0
338	John C. & Catherine E. DeMartini R	10.26.06	14,600
339	Bakken, Larry G. & Darlene M.	10.16.06	7,300
340	Haderer, Jeffery G.	10.16.06	14,600
341	Thomas G. Haegele Trust	10.18.06	14,600
342	M. Hagele Family Trust	10.18.06	14,600
343	Pieper, Gregory T. & Patricia L.	10.18.06	14,600
344	Reichenberg, Paul J. and Nona	10.19.06	7,300
345	Schramm, Delmar & Carole	10.19.06	3,650
346	Romsdahl, Stephen	10.19.06	14,600
347	Cardinale, Lawrence C. & Sandra J	10.19.06	14,600
348	Wolken, Robert F. & Vicoria A.	10.26.06	7,300
349	VOID	VOID	0

350	Ottoson, David & Margaret	10.26.06	14,600
351	Modica, John & Sharon	10.26.06	7,300
352	Whitlock, Cecil R.	10/27/2006	182,500
353	Hervert, Jan George	10.25.06	29,200
354	Korn, Bruce & Sharon	10.24.06	7,300
355	Rivers, Earl S.	11/3/2006	7,300
356	VOID	VOID	0
357	Wiebe Jr., Henry	11/3/2006	21,900
358	Loretta, Richard & Jennifer	11/3/2006	14,600
359	Loretta, James M.	11/6/2006	3,650
360	Dickson, Thomas H.	11/6/2006	14,600
361	Loretta, David	11/6/2006	7,300
362	Marasco Investments Ltd. BVI	11/9/2006	73,000
363	Smith, Dan L.	11/10/2006	7,300
364	Castellon, Augustin	11/10/2006	14,600
365	McClung, Lewis R. & Jaqueline A.	11/30/2006	10,950
366	Svejkosky, Steve & Carol	11/30/2006	14,600
367	Winn, Roger T. & Judy M.	12/1/2006	10,220
368	Charles E. Sanders and Kay F. San	12/1/2006	7,300
369	Miller, Eugene R. & Karen L.	12/1/2006	14,600
370	Silberman, Donald L.	12/6/2006	7,300
371	Rev. Living Trust of Thomas M. We	12/6/2006	36,500
372	Hallinan, Al	12/6/2006	3,650
373	William C. Svejkosky Rev. Trust	12/6/2006	14,600
374	David J. Hoffmann Trust	12/7/2006	7,300
375	Marilyn B. Svejkosky Rev. Trust	12/7/2006	21,900
376	Ahlborn, John R.	12/7/2006	14,600
377	R.A.E. Inc.	12/7/2006	14,600
378	Ragsdale, Rodney	12/7/2006	7,300
379	John C. & Catherine E. DeMartini R	12/7/2006	7,300
380	McClung, Kevin L.	12/22/2006	7,300
381	Powers, Robert W.	12/7/2006	3,650
382	James L. Campbell & Marjorie L. Bu	12/7/2006	14,600
383	VOID		0
384	Larry & Laura Doan	12/7/2006	32,850
385	Rickland K. Rasmusen Trust	12/8/2006	18,250
386	Campbell, Stuart	12/8/2006	14,600
387	Coile, West E.	12/11/2006	10,950
388	SynStar, LLC (Transfer 464, 465)	12/12/2006	0
389	MacDannald, Neil	12/12/2006	7,300
390	Vogt Family Living Trust	12/22/2006	29,200
391	Burt, Wendell E. & Cynthia L.	12/22/2006	14,600
392	Marasco Investments Ltd. BVI	9/30/2006	120,625
393	Loretta, Richard Dennis	9/30/2006	69,642
394	Loretta, David Francis	9/30/2006	18,238
395	Loretta, James Michael	9/30/2006	12,562
396	Loretta, Andrew Evan	9/30/2006	16,005
397	Castellon Suarez, Camilo	9/30/2006	13,166
398	Vazquez, Ruben Camiro	9/30/2006	6,281

399	VOID		0
400	Azenha, Euclides Carrion	9/30/2006	6,281
401	Bakken, Larry G. & Darlene M.	12/22/2006	7,300
402	Earl F. Neely Trust	12/22/2006	14,600
403	Tosseth, Dean C.	12/22/2006	7,300
404	Hubert J. Fischer Rev. Trust	12/220/06	14,600
405	Saratoga Capital Partners I, Inc.	9/30/2006	912,500
406	Crimson Capital, LLC	9/30/2006	456,250
407	TTTK, LLC (Transfer)	9/30/2006	0
408	Cambridge Partners LLC	9/30/2006	36,500
409	Fuel Holding Co., Inc.	7/24/2006	581,728
410	Capital Group Communications (Transf	9/30/2006	0
411	Joseph Martin, LLC	9/30/2006	0
412	Fullagar III, John E.	12/29/2006	14,600
413	Liberty Business Solutions, Inc. (Transf	1/3/2007	0
414	Vogt Family Living Trust	1/9/2007	29,200
415	SynStar, LLC (Transfer 466, 467)	1/20/2007	0
416	Griffith, Barry	1/22/2007	73,000
417	Sapp, J. Norman	1/22/2007	43,800
418	Powers, Robert W.	1/22/2007	10,950
419	Powers, R.S. Drake	1/22/2007	3,650
420	David J. Hoffmann Trust	1/22/2007	36,500
421	John C. Dunfield & Constance M. Dunfi	1/22/2007	14,600
422	Haase, David & Lois	1/22/2007	14,600
423	Silberman, Donald L.	1/22/2007	51,100
424	Wong Yee Man, Annie	1/22/2007	7,300
425	Tremberth Family Trust	1/23/2007	36,500
426	Hefferon, Michael	1/23/2007	29,200
427	Hervert, Jan George	1/23/2007	14,600
428	1990 Gainen Family Trust	1/23/2007	7,300
429	Reichenberg, Paul J. and Nona	1/23/2007	36,500
430	Schramm, Delmar	1/23/2007	14,600
431	VOID		0
432	Powell Sr., Sammie G. & Marsha	1/23/2007	7,300
433	Cardinale, Lawrence & Sandra	1/23/2007	4,380
434	Leonard F. & Pauline L.Borello 1996 De	1/23/2007	21,900
435	John H. Johnson & Becky L.Johnson	6/12/2004	2,920
436	Liberty Business Solutions, Inc.	1/3/2007	10,950
437	Rocky Mountain Business Solutions, Inc	1/3/2007	18,250
438	Void	1/23/2007	0
439	Void	1/23/2007	0
440	Borello, Robert G.	10/16/2006	14,600
441	Borello, Mark L.	10/16/2006	14,600
442	Abbott, W. Monty	2/23/2006	374,767
443	Otto, David	2/23/2006	396,666
444	VOID	9/30/2006	0
445	Capital Group Communications	9/30/2006	1,586,358
446	Crimson Capital, LLC (TRANSFER)	9/30/2006	0
447	Aragon, Tamera	7/31/2006	7,300

448	Burgad, Michelle	7/31/2006	7,300
449	LiSanti, Sandra J. (Mispelled see cert 4	9/30/2006	0
450	VOID	9/30/2006	0
451	Bates, Janet	3/1/2006	5,840
452	MacDannald, Dayl	12/2/2005	803
453	MacDannald, Marion	3/1/2006	3,650
454	Burgad, Michelle	3/1/2006	7,300
455	Burgad, Michelle	12/2/2005	1,460
456	West, Jeff	12/2/2005	730
457	MacDannald, Neil	12/2/2005	3,577
458	Joseph Martin, LLC (TRANSFER)	9/30/2006	0
459	VOID	9/30/2006	0
460	VOID	9/30/2006	0
461	Joseph Martin, LLC	9/30/2006	1,743,024
462	Capital Group Communications	9/30/2006	166,667
463	Capital Group Communications	9/30/2006	0
464	SynStar,LLC	9/19/2006	14,600
465	SynStar,LLC	12/11/2006	14,600
466	SynStar,LLC	10/12/2006	29,200
467	SynStar,LLC	11/21/2006	14,600
468	Wiggins, Daniel R.	9/15/2006	7,300
469	Wiggins, Daniel R.	9/25/2006	7,300
470	Wiggins, Daniel R.	10/3/2006	14,600
471	Sandra LiSanti	9/30/2006	10,000
472	Crimson Capital, LLC	9/30/2006	36,500
457 to 499		No Issued	0
	Post Split Issued		
500	Wendell Lew Revocable Trust	3/26/2007	625,000
			0
501	Vera Wong & Reuben Wong	3/26/2007	250,000
502	Wong, Irwin	3/26/2007	16,667
503	Wong, Delwyn	3/26/2007	66,666
504	Grossman, Peter	3/26/2007	41,667

Exhibit 2.2
VSI Capital

Except as indicated on the warrant table below, there are no outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements or commitments obligating VSI to issue additional common stock.

Warrant Register - Veritas Solutions, Inc.

Holder	Share Amount	Exercise Price	Issuance Date	Expiration Date	Warrant #	Notes
Connie Lautieri	1,604,000	$0.50	1/1/2005		001	
Larry Bakken	100,000	$0.50	1/1/2005		002	
Silberman	100,000	$0.50	1/1/2005		003	
John DiMartini	80,000	$0.50	1/1/2005		004	
Henry Wiebe	100,000	$0.50	1/1/2005		005	
Solutions Property Investment, Inc	20,000	$0.50	1/1/2005		006	
Growth Fund J, LLC	1,020,000	$0.50	1/1/2005		007	
Robert Lear	240,410	$0.50	5/16/2006			
Jason Shelver	240,410	$0.50	5/16/2006			
Terry Lang	160,273	$0.50	5/16/2006			
Paul Cartland	160,273	$0.50	5/16/2006			
Jack Ferguson	141,040	$0.50	5/16/2006			
Saratoga Capital Partners I, Inc.	1,250,000	$1.00	9/30/2006		008	
Crimson Capital, LLC	100,000	$1.00	9/30/2006		009	
TTTK, LLC	100,000	$1.00	9/30/2006		010	
Cambridge Partners LLC	100,000	$1.00	9/30/2006		011	
Almaguer, Jorge	7,500	$0.50	10/31/2006		012	
Ahlborn, John R.	100,000	$0.50	12/7/2006		013	
Andre, Peter	10,000	$0.50	10/31/2006		014	
Anspaugh, Robert	20,000	$0.50	10/31/2006		015	
Aragon, Tamera	4,000	$0.50	10/31/2006		016	
Bakken, Larry & Darlene	80,000	$0.50	12/22/2006		017	
Bates, Helen K.	20,000	$0.50	10/31/2006		018	
Bissell	80,000	$0.50	10/31/2006		019	
Blum, Gary	200,000	$0.50	10/31/2006		020	
Leonard F. Borello & Pauline L. Borello Trust	60,000	$0.50	10/31/2006		021	
Borland (Deceased)	75,000	$0.50	10/31/2006		022	
Brehmer	20,000	$0.50	10/31/2006		023	
Caldwell, Steven	40,000	$0.50	10/31/2006		024	
Cardinale, Lawrence &	40,000	$0.50	10/31/2006		025

Sandra				
Coile, Bonnie	90,000	$0.50	10/31/2006	026
Coile, West E	90,000	$0.50	10/31/2006	027
Coon, Eric	20,000	$0.50	10/31/2006	028
Crothers	80,000	$0.50	10/31/2006	029
Davis, David & Bonnie	20,000	$0.50	10/31/2006	030
DeMartini	120,000	$0.50	12/7/2006	031
Dickson	40,000	$0.50	10/31/2006	032
Doisy	40,000	$0.50	10/31/2006	033
Drewry	30,000	$0.50	10/31/2006	034
Flasher	10,000	$0.50	10/31/2006	035
Friel, Shawn	20,000	$0.50	10/31/2006	036
Haderer, Jeffery G.	40,000	$0.50	10/31/2006	037
Galassini	40,000	$0.50	10/31/2006	038
Gainen	20,000	$0.50	10/31/2006	039
M. Haegele Family Trust	40,000	$0.50	10/31/2006	040
Tom Haegele Trust	40,000	$0.50	10/31/2006	041
Hays, Marvin & Lois	240,000	$0.50	10/31/2006	042
Henges, Ronald E	40,000	$0.50	10/31/2006	043
Hervert	200,000	$0.50	10/31/2006	044
Hiltzheimer, Charles	50,000	$0.50	10/31/2006	045
Ho, Wilbert	10,000	$0.50	10/31/2006	046
David J. Hoffman Trust	60,000	$0.50	12/7/2006	047
Kolanowski	20,000	$0.50	10/31/2006	048
Korn, Bruce & Sharon	20,000	$0.50	10/31/2006	049
Connie Lauteri	996,000	$0.50	10/31/2006	050
Legler, Matthew	11,500	$0.50	10/31/2006	051
MacDannald, Marion	60,000	$0.50	10/31/2006	052
Manley, Carolyn	10,000	$0.50	10/31/2006	053
Survivors Trust Maland Family	80,000	$0.50	10/31/2006	054
Neilsen Family Trust	60,000	$0.50	10/31/2006	055
David F. Manning	100,000	$0.50	10/31/2006	056
Roger Marshall	23,500	$0.50	10/31/2006	057
Kris & Rikke Maudslien	80,000	$0.50	10/31/2006	058
James & Suzanne McCormick	40,000	$0.50	10/31/2006	059
Kevin & Brenda McClung	440,000	$0.50	12/22/2006	060
SYNSTAR, LLC	400,000	$0.50	1/20/2007	061
Marion & Rachel Melendrez	100,000	$0.50	10/31/2006	062
John & Sharon Modica	40,000	$0.50	10/31/2006	063
Earl F. Neely Trust	80,000	$0.50	12/22/2006	064
Peter Nelsen(Deceased)	10,000	$0.50	10/31/2006	065
Thomas & Brenda Nichols	40,000	$0.50	10/31/2006	066
Darwin & Margaret Ottoson	40,000	$0.50	10/31/2006	067
Gregory Patricia Pieper	40,000	$0.50	10/31/2006	068

Sammie & Marsha Powell	40,000	$0.50	10/31/2006	069
William Platte & Mary Bardone	40,000	$0.50	10/31/2006	070
Drake & DruAnne Powers	20,000	$0.50	10/31/2006	071
Paul & Nona Reichenberg	40,000	$0.50	10/31/2006	072
Stephen Romsdahl	80,000	$0.50	10/31/2006	073
Tommy & Jenny Quam	10,000	$0.50	10/31/2006	074
Robert Powers	30,000	$0.50	12/7/2006	075
Delmar & Carole Schramm	40,000	$0.50	10/31/2006	076
Mark Taylor	95,824	$0.50	10/31/2006	077
Larry A. Steinbrueck	40,000	$0.50	10/31/2006	078
Thomas, Brian	228,821	$0.50	10/31/2006	079
Troger	23,000	$0.50	10/31/2006	080
Vars, Charles	20,000	$0.50	10/31/2006	081
SSK6, LLC	20,000	$0.50	10/31/2006	082
SynStar7, LLC	20,000	$0.50	10/31/2006	083
SynerGroup, Ltd.	120,000	$0.50	10/31/2006	084
QKT, LLC	50,000	$0.50	10/31/2006	085
Vogt Family Living Trust	160,000	$0.50	10/31/2006	086
Thesken Family Ltd.	12,000	$0.50	10/31/2006	087
Wiebe, Henry	120,000	$0.50	10/31/2006	088
Hoye Tibbets	80,000	$0.50	10/31/2006	089
Robert & Barbara Uhlman	20,000	$0.50	10/31/2006	090
Cecil R. Whitlock	500,000	$0.50	10/31/2006	091
Daniel R. Wiggins	80,000	$0.50	10/31/2006	092
Rev. Living Trust of Thomas M. Wegmann	100,000	$0.50	12/6/2006	093
Roy Winters	24,000	$0.50	10/31/2006	094
Robert & Victoria Wolken	20,000	$0.50	10/31/2006	095
Winn, Roger	43,000	$0.50	12/1/2006	096
Tosseth	20,000	$0.50	12/22/2006	097
Thaddeus & Joan Zawacki	30,000	$0.50	10/31/2006	098
JoBeth Zubkoff	40,000	$0.50	10/31/2006	099
Solutions Property Investors, Inc. (Transfer to 1-159, 1-160)	0	$0.50	10/31/2006	100
Doan, Larry	130,000	$0.50	12/1/2006	101
Castellon, Augustin & Margarita	40,000	$0.50	12/18/2006	102
Hallinan, AL	10,000	$0.50	12/18/2006	103
Loretta, David	20,000	$0.50	12/18/2006	104
Loretta, James	10,000	$0.50	12/18/2006	105
Loretta, Richard & Jennifer	40,000	$0.50	11/3/2006	106
MacDannald, Neil (Tranfer to 1-161-1-167)	0	$0.50	12/12/2006	107
MacKay	50,000	$0.50	12/22/2006	108

McClung, Lewis & jacqueline	50,000	$0.50	11/30/2006	109
Meza, Fernando Quinonez	200,000	$0.50	11/3/2006	110
Miller, Eugene & karen	80,000	$0.50	12/1/2006	111
Ragsdale, Rodney	20,000	$0.50	12/7/2006	112
Rasmusen, Rickland & Rasmusen, Kristine	294,000	$0.50	12/8/2006	113
Real American Experiences R.A.E.	40,000	$0.50	12/6/2006	114
Rivers, Earl	20,000	$0.50	11/3/2006	115
Sanders, Charles	20,000	$0.50	12/1/2006	116
Silberman	210,000	$0.50	12/6/2006	117
Smith, Dan	20,000	$0.50	12/22/2006	118
Marilyn B. Svejkosky Rev. Trust	80,000	$0.50	12/7/2006	119
Svejkosky, Steve & Carol	100,000	$0.50	11/30/2006	120
William C. Svejkosky Rev. Trust	40,000	$0.50	12/6/2006	121
James & Majorie Campbell - Burke	40,000	$0.50	12/7/2006	122
Wendell E. Burt	40,000	$0.50	12/22/2006	123
Stuart A. Campbell	40,000	$0.50	12/8/2006	124
Hubert J. Fischer Rev Trust	40,000	$0.50	12/22/2006	125
Liberty Business Solutions, Inc. James Brinkman	30,000	$0.50	12/29/2006	126
John Fullagar	40,000	$0.50	12/28/2006	127
Vogt Family Living Trust	80,000	$0.50	1/9/2007	128
Battersea Capital	91,250	$1.00	1/8/2007	129
Underwood family Partners	91,250	$1.00	1/8/2007	130
Kristine A. Rasmussen Trust	30,000	$0.50	10/31/2006	131
Barry Griffith	200,000	$0.50	1/22/2007	132
J. Norman Sapp	120,000	$0.50	1/22/2007	133
Robert Powers	30,000	$0.50	1/22/2007	134
R.S. Drake Powers	10,000	$0.50	1/22/2007	135
David Hoffmann	100,000	$0.50	1/22/2007	136
John Dunfield	40,000	$0.50	1/22/2007	137
David Haase	40,000	$0.50	1/22/2007	138
Donald Silberman	140,000	$0.50	1/22/2007	139
Annie Wong	20,000	$0.50	1/22/2007	140
Tremberth Family Trust	100,000	$0.50	1/23/2007	141
Hefferons	80,000	$0.50	1/23/2007	142
Hervert, Jan	40,000	$0.50	1/23/2007	143
Gainen, Leon	20,000	$0.50	1/23/2007	144
Reichenberg	100,000	$0.50	1/23/2007	145
Schramm	40,000	$0.50	1/23/2007	146
Sammie & Marsha Powell	20,000	$0.50	1/23/2007	147

Larry A. Steinbrueck	20,000	$0.50	1/23/2007	148	
Bryan & Lori Thomas	80,000	$0.50	1/23/2007	149	
Lawrence & Sandra Cardinale	12,000	$0.50	1/23/2007	150	
Kevin & Brenda McClung	200,000	$0.50	1/23/2007	151	
Mark F. Taylor	40,000	$0.50	1/23/2007	152	
Underwood Family Partners	150,000	$1.00	3/12/2007	153	
Battersea Capital	150,000	$1.00	3/12/2007	154	
Mathis Family Partners	150,000	$1.00	3/12/2007	155	
Mark L. Borello	40,000	$0.50	10/31/2006	156	
Rocky Mountain Business Solutions	50,000	$0.50	1/3/2007	157	
Robert G. Borello	40,000	$0.50	10/31/2006	158	
Mark Curtis	25,200	$1.00	6/28/2007	159	Brookstreet
James P. Somers	50,400	$1.00	6/28/2007	160	Brookstreet
Timothy J. Swanson	24,200	$1.00	6/28/2007	161	Brookstreet
Stanley C. Brooks	240,000	$1.00	6/28/2007	162	Brookstreet
Susan M. Hayes	120,000	$1.00	6/28/2007	163	Brookstreet
Neil D. Dabney	120,000	$1.00	6/28/2007	164	Brookstreet
Tamera Aragon	20,000	$0.50	10/31/2006	1-159	
Michelle Burgad	20,000	$0.50	10/31/2006	1-160	
Janet Bates	16,000	$0.50	12/12/2006	1-161	
Dayl MacDannald	2,200	$0.50	12/12/2006	1-162	
Marion MacDannald	10,000	$0.50	12/12/2006	1-163	
Michelle Burgad	24,000	$0.50	12/12/2006	1-164	
Jeff West	2,000	$0.50	12/12/2006	1-165	
Neil MacDannald	9,800	$0.50	12/12/2006	1-166	
Neil MacDannald	20,000	$0.50	12/12/2006	167	
Total:	**17,202,851**				
Amount due to remaining Brookstreet placement agents	388,200				
Amount due to First Tranche Brookstreet investors	810,000			168-	
Total:	18,401,051

VERITAS SOLUTIONS, INC.

FINANCIAL REPORT

UNAUDITED

JUNE 30, 2007

CONTENTS

	Page
FINANCIAL STATEMENTS	
CONSOLIDATED BALANCE SHEET	1
CONSOLIDATED STATEMENT OF OPERATIONS	2
CONSOLIDATED STATEMENT OF CASH FLOWS	3
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	4

VERITAS SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEET
UNAUDITED
June 30, 2007

ASSETS

Current assets		
Cash and cash equivalents	$	1,139,050
Accounts receivable, net		177,127
Inventory		160,253
Other current assets		320,311
Total current assets		1,796,741
Property, equipment and software, net		4,424,153
Goodwill, net		567,852
Total assets	$	6,788,747

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities		
Accounts payable	$	318,958
Other current liabilities		124,145
Total current liabilities		443,103
Long-term liabilities		
Notes payable, long term portion		90,104
Shares subject to mandatory redemption - Series A Convertible preferred stock, no par value, 1 share authorized, 1 share issued and outstanding		949,909
Shares subject to mandatory redemption - Series B Convertible preferred stock, no par value, 75,000,000 shares authorized, 140,000 shares issued and outstanding		140,000
Total liabilities		1,623,116
Stockholders' equity (common stock shares issued and outstanding restated to reflect reverse stock split)		
Common stock, no par value, 250,000,000 shares authorized and 24,883,512 issued and outstanding		21,420,423
Additional paid-in capital		3,933,829
Accumulated deficit		(20,188,620)
Total stockholders' equity		5,165,631
Total liabilities and stockholders' equity	$	6,788,747

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
UNAUDITED
For the Nine Months Ended June 30, 2007

Revenues		
Tracking Service	$	177,391
Hardware		244,312
Custom programming		11,800
Shipping		941
Miscellaneous		80,970
Total revenues		515,414
Cost of revenues		415,568
Gross profit		99,846
Other operating expense		
Wages and salaries		770,241
Sales and marketing		964,922
General and administrative expenses		1,812,630
Merger and acquisition expense		541,744
Depreciation and amortization		919,136
Total other operating expenses		5,008,674
Loss from operations		(4,908,828)
Other income (expense)		
Interest income		5,157
Interest expense		(911,658)
Total other income (expense)		(906,502)
Net loss	$	(5,815,330)
Basic and diluted loss per common share	$	(0.28)
Basic and diluted weighted average common shares outstanding		20,796,150

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED
For the Nine Months Ended June 30, 2007

Cash flows from operating activities:		
Net loss	$	(5,815,330)
Adjustments to reconcile net loss to net cash used by operating activities:		
Non-cash general and administrative expense:		
Warrants issued for non-cash consulting services		156,563
Non-cash expense resulting from strike price change of warrants previously issued for non-cash consulting and capital formation services		572,866
Non-cash interest expense:		
Warrants issued for non-cash bridge lenders		582,132
Common stock equivalents resulting from conversion price change of preferred stock		294,276
Depreciation and amortization		919,136
Changes in operating assets and liabilities:		
Accounts receivable		(122,653)
Inventory		(21,724)
Prepaid expenses and other current assets		(14,003)
Other assets		(9,984)
Accounts payable		(439,521)
Accrued liabilities		8,272
Net cash used by operating activities		(3,889,969)
Cash flows from investment activities:		
Advances to Andronics Ltd		(281,980)
Purchase of property, equipment, and software		(358,303)
Net cash used by investment activities		(640,283)
Cash flows from financing activities:		
Net borrowings on notes payable		128,984
Proceeds from sale of common stock and issuance of warrants		5,424,737
Net change in common stock subscription receivable		50,000
Net cash provided by financing activities		5,603,722
Net increase in cash and cash equivalents		1,073,470
Cash, beginning of period		65,580
Cash, end of period	$	1,139,050
Supplemental cash flow information		
Income taxes paid	$	-
Interest Expense:		
Interest paid		35,251
Non-cash Interest:		
Value of warrants issued to bridge lenders		582,132
Value of common stock equivalents resulting from conversion price change of preferred stock		294,276
Total Interest Expense	$	911,659

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and History

Description of Business. Veritas Solutions, Inc. (the "Company"), headquartered in Seattle, Washington U.S.A., provides global tracking services of high-value, mobile assets, including vessels, cargo containers, trucks, and aircraft, and the monitoring of high-value fixed assets, including fuel tanks, bridges, and pipelines. These consolidated financial statements include the Company and its wholly-owned subsidiaries, ESL Wireless, Inc., ("ESL") and Secure Asset Reporting Services, Inc. ("SARS"). The Company and its subsidiaries changed their fiscal years to September 30 in 2006.

Note 2. Going Concern

The Company's financial statements are prepared consistent with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the financial statements, the Company has sustained substantial losses and has relied primarily on sales of securities and proceeds from borrowings for operating capital.

During January and February 2007, the Company obtained bridge loans in the amount of $725,000 to fund its operations until it closed on funding from its private placement memorandum. As of June 30, the Company has sold $4.8 million of the $13.5 million planned sale of its Common Stock and the bridge loans were repaid out of the proceeds, including accrued interest. There is no assurance, however, that the planned sale will be fully sold prior to the expiration of the Offering on or before December 15, 2007.

The Company anticipates that its existing capital resources, including amounts available from the anticipated sale of Common Stock, will enable it to continue operations through September 30, 2008, assuming the Company meets its sales projections for such period. If the Company materially fails to meet such sales projections or does not raise additional capital, then the Company may be forced to severely curtail or cease operations. Consequently, the Company is actively working with investment banks and institutional investors to obtain additional capital through various financing options; however, the Company does not have any additional financing agreements. There can be no assurance that additional financing will be available on favorable terms or at all. If the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

Note 3. Basis of Presentation

The accompanying unaudited Condensed Consolidated Financial Statements include the accounts of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated. The interim financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the period shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year. The Condensed Consolidated Balance Sheet as of June 30, 2007, has been derived from the unaudited financial statements at that date. However, it does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. The accompanying financial statements should be read in conjunction with the audited Consolidated Financial Statements for the fiscal year ended September 30, 2006.

Note 4. Summary of Significant Accounting Policies

The significant accounting policies used in the preparation of our audited Consolidated Financial Statements are disclosed in the report for the fiscal year ended September 30, 2006. Updated disclosures regarding such policies are set forth below.

Concentration of Credit Risk. Three customers accounted for more than 80% and 87% of the company's accounts receivable and sales, respectively, as of June 30, 2007. The loss of, or the failure to collect amounts owed by any of these customers could create significant hardship for the company.

Allowance for Doubtful Accounts. The company provides for an allowance for doubtful accounts based on an evaluation of customer account balances past due ninety days or more from the date of invoicing. In determining whether to record an allowance for a specific customer, the Company considers a number of factors, including prior payment history and financial information for the customer. As of June 30, 2007, the allowance for doubtful accounts was $ 3,073.

Goodwill and Customer List. Goodwill consists of the excess of the purchase price paid over the fair value of the assets acquired related to the purchase of certain assets of Sentinela, LLC ("Sentinela"). The customer list was purchase from ESL, LLC. The customer list is not subject to amortization but, as with goodwill and other long lived assets, is subject to periodic reviews for impairment.

Impairment of Long-Lived Assets. The Company's long lived assets, including property, equipment and software, goodwill and customer list, are reviewed for carrying value impairment annually or more frequently when events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company evaluates the recoverability of its goodwill and other intangible assets in accordance with SFAS 142. The intangible asset Customer list resides in subsidiary ESL, LLC. Due to the migration of customers to subsidiary, Secure Assets Reporting Systems, Inc. post-merger, the remaining Customer list is deemed to have no future value and impairment of $50,000 was recognized June 30, 2007 and included in depreciation and amortization expense.

Loss per Share. Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common stock shares outstanding during the period. Diluted loss per share, which would include the effect of the conversion of unexercised stock options, unexercised warrants to purchase Common Stock, and convertible Preferred Stock, is not separately computed because inclusion of such conversions is antidilutive. In these cases, basic and diluted loss per share is the same.

Basic and diluted weighted average shares outstanding, and the potentially dilutive securities excluded from loss per share computations because they are antidilutive, are as follows (restated to reflect reverse stock split):

	Nine months ended June 30, 2007
Basic and diluted weighted average common stock shares outstanding	20,796,150
Common stock equivalents of potentially dilutive securities excluded from loss per share computations:	
Convertible preferred stock	1,089,909
Common stock purchase warrants	8,247,053

Revenue Recognition. The Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, title and risk of loss for products has passed to the customer, the sale price is fixed and determinable, no significant unfulfilled Company obligations exist, and collectibility is reasonable assured.

Revenue from hardware sales is generally recognized when products are shipped and/or the revenue is fully earned and ownership had passed to the customer. Revenue from tracking services are recorded in the month the service is provided. Revenue from custom programming services, which are all short-term, is recognized using the completed-contract method. Unearned revenues, recorded as deferred revenue in the balance sheet, were $2,893 for the nine months ended June 30, 2007.

Advertising Expense. Advertising cost, which are included in sales and marketing expenses, are expensed as incurred. Advertising expense, included in sales and marketing expense, was $13,657, for the nine months ended June 30, 2007.

Share-Based Payments. During the nine months ended June 30, 2007, the Company granted warrants to purchase shares of the Company's Common stock to various parties for consulting services and in connection with fund raising activities. The fair value of the warrants was estimated using the Black-Scholes option valuation model in accordance with the Financial Accounting Standards Board's Emerging Issue Task Force Abstract, EITF 96-18, *Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services* ("EITF 96-18").

Recent Accounting Pronouncements. In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, *Accounting for Uncertainties in Income Taxes*, ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements as of January 1, 2007. The Company has not yet determined the impact of applying FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, *Fair Value Measurements* ("FAS 157"). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying FAS 157.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, *Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans*, ("FAS 158"). FAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. FAS 158 is effective for financial statements as of December 31, 2006. The Company has not yet determined the impact of applying FAS 158.

In February 2007, FASB issued SFAS No. 159, "*The Fair Value Option for Financial Assets and Liabilities*" ("SFAS 159"). SFAS 159 provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are record on different bases and is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of SFAS 159 on its results of operations and financial position.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, *Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities*, ("EITF 07-3") which is effective for fiscal years beginning after December 15, 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company does not expect the adoption of EITF 07-3 to have a material impact on the financial results of the Company.

In September 2006, the SEC staff issued Staff Accounting Bulletin 108 ("SAB 108"), "Financial Statements—Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses how a registrant should quantify the effect of an error on the financial statements and concludes that a dual approach should be used to compute the amount of a misstatement. Specifically, the amount should be computed using both the "rollover" (current year income statement perspective) and "iron curtain" (year-end balance sheet perspective) methods. The provisions of SAB 108 are effective for the Company beginning April 1, 2007. The Company does not expect that the implementation of SAB 108 will have a material impact on its consolidated results of operations, financial position or liquidity.

Note 5. Property, Equipment, and Software

		June 30, 2007
Furniture and equipment	$	138,750
Computer equipment		206,227
Software		5,397,599
Subtotal		5,742,576
Accumulated depreciation and amortization		(1,318,423)
Property, equipment, and software	$	4,424,153

Depreciation and amortization expense for the nine month period was $919,136.

Note 6. Long-Term Liabilities

On November 29, 2006 the Company entered into a $61,039 loan agreement with De Lage Landen Financial Services, assignees of Microsoft Capital, for the purchase of computer hardware and software. The term of the loan is 3-years and borrowings accrue interest on the unpaid principal at 9.7% annual percentage rate. Principal payments made during the nine month period ended June 30, 2007 were $8,985 and the remaining estimated long-term principal payments are $52,054.

On March 19, 2007 the Company entered into a $76,188 loan agreement with De Lage Landen Financial Services, assignees of Microsoft Capital, for the purchase of computer hardware and software. The term of the loan is 3-years and borrowings accrue interest on the unpaid principal at 9.66% annual percentage rate. Principal payments made during the nine month period ended June 30, 2007 were $0 due to deferred payment terms and the remaining estimated long-term principal payments are $76,188 plus deferred interest of $1,703.

Both series of the Company's Convertible Preferred Stock are classified as Long-Term Liabilities because of their mandatory redemption features. As a result of the reverse stock split of Common Stock described in Note 8, the conversion price on the Preferred Stock was arithmetically adjusted to $1.37 per Common Stock share. As further described in Note 7, as a result of the exercise price on Common Stock purchase warrants being reduced after the stock split, the Preferred Stock conversion price changed to the same price, $1.00 per post-split Common Stock share. The value of the reduction of the conversion price of the Preferred Stock was determined to be $294,276. This value was recorded as non-cash interest expense, with a corresponding increase in Additional Paid-in Capital, in the nine months ended June 30, 2007.

Note 7. Warrants

During the nine months ended June 30, 2007, the Company granted five-year Common Stock purchase warrants to various parties for consulting services and capital formation activities. As described in Note 8, in January 2007, the Company completed a reverse 1 to 0.365 split of its Common Stock. Of the warrants issued in the current period, 840,000 were issued prior to the split, which arithmetically became 306,600 post-split warrants. Following the split, an additional 450,000 warrants were issued, for a total of 756,600 warrants issued for the period, on a post-split basis.

The reverse split had the arithmetic effect of increasing the exercise price of warrants outstanding at the time, a total of 16,490,551 warrants, including the 840,000 warrants issued prior to the split, from $0.50 to $1.37 per share. Immediately following the reverse split, the Company reduced the exercise price on these warrants to $1.00 per share, which is also the exercise price for the warrants issued after the split. This reduction in warrant exercise price also had the effect of reducing the conversion price of the Company's Convertible Preferred Stock described in Note 6 to $1.00 per post-split Common Stock share.

The reduction in the exercise price of these warrants increases their value. This increase in value (an increase in additional paid-in capital) was determined to be $2,036,328 and constitutes a deemed dividend to the warrant holders. Deemed dividends are normally considered to be a reduction of retained earnings but, because the Company has an Accumulated Deficit, the dividend is treated as a decrease in additional paid-in capital, with no net effect to Stockholders' Equity. Additionally, $572,866 of the total $2,036,328 was recorded as non-cash expense in the current nine month period ended June 30, 2007, related to warrants that were originally issued in conjunction with consulting services and capital formation activities.

The value of the 756,600 warrants issued for the period was determined to be $738,695, based on a Black-Scholes pricing model under the following assumptions:

	2007
Expected life in years	5.0
Volatility	152%
Interest rate	4.5%
Dividend yield rate	0%

A summary of these warrants (all on a post-split basis) follows:

Issue Date	Issued to	Recorded as	Number of Warrants	Value	Exercise Price	Expiration Date
1/17/2007	Grant to consultants	G&A Exp	124,100	$156,563	$1.00	1/17/2012
1/31/2007	Grant for capital formation services	Interest Exp	182,500	167,954	$1.00	1/31/2012
3/31/2007	Grant for capital formation services	Interest Exp	450,000	414,178	$1.00	3/31/2012
Nine Months ended June 30, 2007			756,600	$738,695		

As of June 30, 2007, there are 8,247,053 post-split warrants outstanding.

Note 8. Common Stock

In January, 2007, the Company completed a reverse 1 to 0.365 split of its Common Stock. The effect of the reverse split decreased the number of outstanding shares from 54,913,731 pre-split to 20,043,512 post-split. The reverse split did not change the authorized shares for the class. As described in Note 7, this reverse split also arithmetically changed the number and exercise price of the warrants to purchase Common stock outstanding at that time.

In January, 2007, the Company completed the sale of its Common Stock under a private placement memorandum dated October 2005. From October, 2006 to January, 2007, the Company sold 4,250,000 pre-split shares (1,551,250 post-split shares) at $0.50 per share for a total of $2,125,000. These shares included five-year Common Stock Purchase Warrants to purchase 4,250,000 pre-split shares (1,551,250 post-split shares) of Common stock at $0.50 per share. The value of these warrants was determined to be $740,502, based on a Black-Scholes pricing model. As described in Note 7, the exercise price on these warrants was changed to $1.00 per post-split share.

The Company is currently in the process of selling up to $13.5 million of its Common Stock under a private placement memorandum dated February 2007. There is no assurance that the full amount will be sold. As of June 30, 2007, 4,840,000 post-split shares have been sold at $1.00 per share for a total of $4,840,000. These shares included three-year Common Stock Purchase Warrants to purchase 810,000 post-split shares of Common stock at $1.25 per share. The value of these warrants was determined to be $737,891, based on a Black-Scholes pricing model.

The assumptions used for all of the Black-Scholes models are:

	2007
Expected life in years	5.0
Volatility	152%
Interest rate	4.5%
Dividend yield rate	0%

Note 9. Commitments and Contingencies

The Company leases its Port Orchard, WA office facility from a business owned by two of the Company's beneficial stockholders. The office lease is $3,000 per month for a one year term, beginning December 1, 2006.

The Company leases its Bellevue, WA office facility from an unrelated party. The office lease is $5,364 per month for a six month term, beginning May 1, 2007.

The Company leases roof space for AIS receivers in South America. The lease is for a one year term and contains options to renew for four 1-year terms at a 4% annual escalation per year. The current lease rate is $411 per month and expires 1/1/08.

The Company rents testing and storage space from one of the Company's beneficial stockholders. The rent is $6,500 per month, on a month to month basis.

Rent expense for the nine months ended June 30, 2007 was $82,005, of which $61,675 was paid to beneficial stockholders.

Note 10. Related Party Transactions

As described in Note 9, the Company paid beneficial stockholders $29,175 for the lease of the Port Orchard, WA office during the nine months ended June 30, 2007.

As described in Note 9, the Company paid a beneficial stockholder $32,500 for testing and storage space during the nine months ended June 30, 2007.

The Company paid a beneficial stockholder's private business $7,415 for tenant improvements made to the Port Orchard, WA office during the nine months ended June 30, 2007.

The Company paid a beneficial stockholder $56,988 in interest related to outstanding Preferred Stock-Series A.

The owner of the Company's outside law firm is a stockholder in the Company and a member of the Board of Directors. The Company incurred $799,296 in legal fees from his firm in the nine months ended June 30, 2007.

Note 11. Subsequent Events

Sale of Common Stock by Successor Placement Agent and Acquisition by Public Shell Company

In addition to the sale of Common Stock described in Note 8, on July 12, 2007, the Company entered into an agreement (the "July Offering") appointing an exclusive successor placement agent to continue offering for sale to accredited investors under the February 2007 private placement memorandum ("PPM"). The successor agent will attempt to sell on an exclusive, best-efforts basis, 6,210,000 shares of Common Stock at $1.00 per share for a total of $6,210,000. The Company will also have the option to sell an additional 2,450,000 shares of Common Stock at $1.00 per share for a total of $2,450,000 to cover over-allotments. The terms of the July Offering are identical to the terms contained in the original PPM. The July Offering will remain open for 90 days from the date the successor placement agent was appointed, with the ability to extend for up to two additional 30-day periods thereafter.

On or before the final closing of the July Offering, a public shell company, Mycom Group, Inc. ("Mycom") will acquire the Company by reverse merger and will continue the existing operations of the Company under the current management, as a publicly-traded company. Mycom will change its name to be similar to the Company or one of the Company's subsidiaries.

Operating Agreement and Potential Acquisitions

On February 9, 2007, the Company, through its wholly-owned subsidiary SARS, entered into an agreement with Andronics, Ltd., ("Andronics") in which the Company would provide funding to Andronics for operating expenses, and secure such funding with promissory notes. The Company and Andronics further entered into a License Agreement for intellectual property, and agreed to exchange consulting services for the term of the agreement. The company has advanced $281,980 to Andronics, which has been included in Other Current Assets. On August 9, 2007, the Company signed a non-binding letter of intent to acquire, through SARS, specific assets of Andronics including, but not limited to fixed assets, employees, intellectual property, contracts, and goodwill. The price to be paid for the assets of Andronics has not yet been determined.

On July 12, 2007, the Company signed a non-binding letter of intent to acquire, through SARS, the outstanding capital stock of Shine Micro, Inc. The price to be paid for Shine Micro, Inc. has not yet been determined.

VERITAS SOLUTIONS, INC.

FINANCIAL REPORT

SEPTEMBER 30, 2006

C O N T E N T S

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM................ 1

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS..3
CONSOLIDATED STATEMENTS OF OPERATIONS 4
CONSOLIDATED STATEMENTS OF CASH FLOWS ....5 and 6
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY 7
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..8 – 20

PETERSON SULLIVAN PLLC

CERTIFIED PUBLIC ACCOUNTANTS
601 UNION STREET, SUITE 2300
SEATTLE, WASHINGTON 98101

Tel 206.382.7777 • Fax 206.382.7700
http://www.pscpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Veritas Solutions, Inc.
Bellevue, Washington

We have audited the accompanying consolidated balance sheets of Veritas Solutions, Inc. ("the Company") as of September 30, 2006, and December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the nine months and year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Veritas Solutions, Inc. as of September 30, 2006, and December 31, 2005, and the results of its operations and its cash flows for the nine months and year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced recurring losses from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN PLLC

Seattle, Washington
February 16, 2007

VERITAS SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2006 and December 31, 2005

ASSETS		September 30, 2006		December 31, 2005
Current Assets				
Cash and cash equivalents	$	65,580	$	57,702
Accounts receivable, net		54,474		12,105
Employee advances		13,657		1,000
Advances to SARS				28,000
Inventory		138,529		1,973
Prepaid expense		688		
Total current assets		272,928		100,780
Property, equipment, and software, net		4,934,987		27,152
Goodwill		567,852		
Customer list		50,000		50,000
Total Assets	$	5,825,767	$	177,932

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		September 30, 2006		December 31, 2005
Current Liabilities				
Accounts payable and other accrued expenses	$	666,013	$	402,800
Shared-based payments payable				672,000
Interest payable to related parties		25,332		
Dividends payable on convertible preferred stock		31,663		
Notes payable		100,000		21,095
Deferred revenue		12,464		
Total current liabilities		835,472		1,095,895
Commitments and Contingencies				
Long-Term Liabilities				
Shares subject to mandatory redemption - Series A Convertible Preferred Stock, no par value, 1 share authorized, 1 share and no shares issued and outstanding		949,909		
Shares subject to mandatory redemption - Series B Convertible Preferred Stock, no par value, 75,000,000 shares authorized, 140,000 shares and no shares issued and outstanding		140,000		
Total liabilities		1,925,381		1,095,895
Stockholders' Equity (Deficit)				
Common Stock, no par value, 250,000,000 shares authorized, 50,663,731 and 13,413,115 shares issued and outstanding		15,933,816		2,236,508
Additional paid-in capital		2,389,862		1,398,937
Common Stock subscriptions receivable		(50,000)		(5,000)
Common Stock subscription deposits				35,000
Accumulated deficit		(14,373,292)		(4,583,408)
Total stockholders' equity (deficit)		3,900,386		(917,963)
Total Liabilities and Stockholders' Equity (Deficit)	$	5,825,767	$	177,932

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Revenues		
Sales	$ 195,714	$ 22,014
Cost of sales	120,698	54,804
Gross profit (loss)	75,016	(32,790)
Operating Expenses		
Sales and marketing expense	634,579	378,928
General and administrative expense	1,391,136	2,451,510
Capital formation, merger, and acquisition expense	7,798,924	277,329
Total operating expenses	9,824,639	3,107,767
Loss from operations	(9,749,623)	(3,140,557)
Other Expense		
Interest	(40,261)	(555)
Net Loss	**$ (9,789,884)**	**$ (3,141,112)**
Basic and diluted net loss per common share	$ (0.34)	$ (0.27)
Weighted average basic and diluted shares outstanding	28,438,297	11,502,782

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Cash Flows From Operating Activities		
Net loss	$ (9,789,884)	$ (3,141,112)
Adjustments to reconcile net loss to net cash used in operating activities		
Depreciation	447,076	1,937
Share-based payments included in operating expenses	7,798,924	1,638,114
Services contributed by employee included in operating expense		21,887
Changes in operating assets and liabilities		
Account receivable	(498)	(12,105)
Employee advances	(3,357)	(1,000)
Inventories	(38,450)	(1,973)
Prepaid expenses	2,062	
Account payable and accrued expenses	27,583	281,740
Dividends payable on convertible preferred stock	31,663	
Deferred revenue	12,464	
Net cash used in operating activities	(1,512,417)	(1,212,512)
Cash Flows From Investing Activities		
Advances to SARS	(212,275)	(28,000)
Purchases of property, equipment, and software	(63,519)	(27,994)
Cash received in acquiring SARS	1,934	
Net cash used in investing activities	(273,860)	(55,994)
Cash Flows From Financing Activity		
Borrowings (payments) on notes payable	(21,095)	14,995
Common stock sold to investors	1,895,250	1,269,323
Net change in common stock subscriptions receivable	(45,000)	3,500
Net change in common stock subscription deposits	(35,000)	35,000
Net cash provided by financing activities	1,794,155	1,322,818
Net increase in cash and cash equivalents	**7,878**	**54,312**
Cash, beginning of period	57,702	3,390
Cash, end of period	$ 65,580	$ 57,702
Supplemental disclosure of cash flow information		
Cash paid for interest	$ 8,598	$ 555
Cash paid for income taxes	$ -	$ -

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005
(Continued)

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Non-Cash Investing and Financing Activities		
SARS acquisition:		
Current assets acquired in SARS acquisition:		
Cash	(1,934)	
Accounts receivable, net	(41,871)	
Employee advances	(9,300)	
Inventory	(98,106)	
Prepaid expenses	(2,750)	
Property, equipment, and software acquired	(5,259,244)	
Liabilities assumed in SARS acquisition:		
Accounts payable, accrued liabilities, and payroll payable	235,630	
Interest payable	25,332	
Advances due from SARS	240,275	
Issue Series A preferred stock for SARS acquisition	949,909	
Issue common stock for SARS acquisition	3,535,630	
Issue warrants for SARS acquisition	426,429	
Net cash effect of SARS acquisition	$ -	
Sentinela acquisition:		
Property and equipment acquired in Sentinela acquisition	(32,148)	
Goodwill acquired in Sentinela acquisition	(567,852)	
Issue Series B preferred stock for Sentinela acquisition	140,000	
Issue common stock for Sentinela acquisition	360,000	
Issue note payable for Sentinela acquisition	100,000	
Net cash effect of Sentinela acquisition	$ -	
Other non-cash activities:		
Reduction of share-based payments payable	(672,000)	(77,601)
Common stock issued for share-based payments payable	672,000	77,601
Purchase of customer list with common stock		(50,000)
Common stock issued for customer list		50,000
Net cash effect of other non-cash activities	$ -	$ -

See Notes to Consolidated Financial Statements

VERITAS SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the Nine Months Ended September 30, 2006, and the Year Ended December 31, 2005

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscriptions Receivable	Common Stock Subscription Deposits	Accumulated Deficit	Total
Balance at January 1, 2005	8,904,115	$ 551,084	$ 27,436	$ (8,500)	$ -	$ (1,442,296)	$ (872,276)
Issue 577,000 common shares at $0.50/share for services	577,000	288,500					288,500
Issue warrants to purchase 2,984,000 common shares at $0.50/share for services			1,349,614				1,349,614
Sell 2,538,645 common shares at $0.50/share	2,538,645	1,269,323					1,269,323
Issue 1,293,355 common shares at $0.06/share for services	1,293,355	77,601					77,601
Issue 100,000 common shares at $0.50/share for customer list	100,000	50,000					50,000
Recognize obligation under October 2005 Private Placement Memorandum to issue warrants valued at $948,909 to purchase 2,093,645 common shares at $0.50/share as cost of offering *							0
Services contributed by employee			21,887				21,887
Net change in common stock subscriptions receivables and deposits for the year ended December 31, 2005				3,500	35,000		38,500
Net loss for the year ended December 31, 2005						(3,141,112)	(3,141,112)
Balance at December 31, 2005	13,413,115	2,236,538	1,398,937	(5,000)	35,000	(4,583,408)	(917,963)
Sell 3,709,500 common shares at $0.50/share	3,790,500	1,895,250					1,895,250
Recognize obligation under October 2005 Private Placement Memorandum to issue warrants valued at $1,672,656 to purchase 3,690,500 common shares at $0.50/share as cost of offering *							0
Issue 11,200,000 common shares at $0.06/share for services	11,200,000	672,000					672,000
Issue one Series A preferred share at $949,909/share, 7,071,260 common shares at $0.50/share, and warrants to purchase 942,406 common shares at $0.50/share for capital stock of SARS	7,071,260	3,535,630	426,429				3,962,059
Issue 140,000 Series B preferred shares at $1/share and 720,000 common shares at $0.50/share for assets of Sentinels	720,000	360,000					360,000
Issue 14,468,856 common shares at $0.50/share and warrants to purchase 1,550,000 common shares at $1/share for capital formation services	14,468,856	7,234,428	564,496				7,798,924
Net change in common stock subscriptions receivables and deposits for the nine months ended September 30, 2006				(45,000)	(35,000)		(80,000)
Net loss for the nine months ended September 30, 2006						(9,789,884)	(9,789,884)
Balance at September 30, 2006	50,663,731	$ 15,933,816	$ 2,389,862	$ (50,000)	$ -	$ (14,373,292)	$ 3,900,386

* There are no amounts listed for these transactions as the amounts recognized as additional paid-in capital are offset by the offering costs.

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Company

Veritas Solutions, Inc., ("the Company") provides global tracking services of high-value, mobile assets, including vessels, cargo containers, trucks, and aircraft, and the monitoring of high-value fixed assets, including fuel tanks, bridges, and pipelines. These consolidated financial statements include the Company and its wholly-owned subsidiaries, ESL Wireless, Inc., ("ESL") and Secured Asset Reporting Services, Inc., ("SARS"). The Company and its subsidiaries changed their fiscal years to September 30 in 2006.

Note 2. Going Concern

The Company's financial statements are prepared consistent with accounting principles generally accepted in the United States applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the financial statements, the Company has sustained substantial losses and has relied primarily on sales of securities and borrowings for operating capital.

In January 2007, the Company obtained a bridge loan of $500,000 to fund its operations until it completes a sale of up to $10 million of its common stock, planned for the first calendar quarter of 2007. There is no assurance, however, that the sale of stock will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

Note 3. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated.

Use of Estimates

In preparing financial statements conforming with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments that are readily convertible to cash and have original maturities of three months or less at the time of acquisition. On occasion, the Company maintains cash balances in excess of federal insurance limits.

Concentration of Credit Risk

Two customers accounted for more than 74% and 76% of the Company's accounts receivable and sales, respectively, as of September 30, 2006, and for the nine months then ended. The loss of, or the failure to collect amounts owed by, either of these customers could create a significant financial hardship for the Company.

Allowance for Doubtful Accounts

The Company provides for an allowance for doubtful accounts based on an evaluation of customer account balances past due ninety days or more from the date of invoicing. In determining whether to record an allowance for a specific customer, the Company considers a number of factors, including prior payment history and financial information for the customer. As of September 30, 2006, the allowance for doubtful accounts was $13,904. There was no allowance for doubtful accounts as of December 31, 2005.

Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts and other receivables, accounts payable, accrued expenses, and notes payable. The fair value of all financial instruments approximates the recorded value based on the short-term nature and market interest rates of these financial instruments.

Inventory

Inventory consists of tracking equipment held for resale and is valued at the lower of cost (first-in, first-out basis) or market. The Company regularly evaluates the technological usefulness and anticipated future demand for various inventory components and the expected use of the inventory. When it is determined that these components do not function as intended, or quantities on hand are in excess of estimated requirements, the costs associated with these components are charged to expense.

Depreciation and Amortization

Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the related assets, ranging from three to seven years for furniture, fixtures, and computer equipment, and 25 years for buildings and land improvements. Equipment under capital lease and leasehold improvements are amortized over the shorter of their lease terms or their estimate useful lives. The costs of acquired software and inventory capitalized for internal use are generally amortized over five years.

Goodwill and Customer List

Goodwill consists of the excess of the purchase price paid over the fair value of the assets acquired related to the purchase of certain assets of Sentinela, LLC ("Sentinela"). The customer list was purchased from ESL, LLC. The customer list is not subject to amortization but, as with goodwill and other long-lived assets, will be subject to periodic reviews for impairment.

Impairment of long-Lived Assets

The Company's long-lived assets, including property, equipment, and software, goodwill, and customer list, are reviewed for carrying value impairment at least annually or more frequently when events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company does not believe that any of its long-lived assets were impaired at September 30, 2006.

Revenue Recognition

The Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, title and risk of loss for products has passed to the customer, the sale price is fixed and determinable, no significant unfulfilled Company obligations exist, and collectibility is reasonably assured. Unearned revenues, recorded as deferred revenue in the balance sheet, were $12,464 as of September 30, 2006. There was no deferred revenue as of December 31, 2005.

Capital Formation, Merger, and Acquisition Expense

Capital formation, merger, and acquisition expense consists of salaries and travel of senior management in reviewing acquisition targets and payments, primarily in the form of common stock shares and common stock purchase warrants, to lawyers, advisors, and investment funds in connection with raising capital for the Company.

Advertising Expense

Advertising costs, which are included in sales and marketing expenses, are expensed as incurred. Advertising expense, included in sales and marketing expense, was $3,625 for the nine months ended September 30, 2006. There was no advertising expense for the year ended December 31, 2005.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and on the expected future tax benefits to be derived from net operating loss carryforwards measured using current tax rates. A valuation allowance is established if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Share-Based Payments

The Company does not have a stock option plan and has not issued stock options to employees or others.

During the nine months ended September 30, 2006, and the year ended December 31, 2005, the Company granted warrants to purchase 2,492,406 and 2,984,000 shares, respectively, of the Company's common stock to various parties for services and in connection with acquisitions and capital formation activities. The measurement dates for valuing these warrants were determined in accordance with the Financial Accounting Standards Board's Emerging Issue Task Force Abstract, EITF 96-18, *Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services* ("EITF 96-18"). The Company uses the Black-Scholes fair value option-pricing model with the following weighted-average assumptions to value these warrants:

Risk free interest rate	4.4%
Expected dividend yield	0.0%
Volatility	145.0%
Expected life	5.0 years

During the nine months ended September 30, 2006, and the year ended December 31, 2005, the Company issued 25,668,856 and 1,870,355 shares, respectively, of its common stock to founders, certain early-stage employees, other investors, lawyers, advisors, and investment funds for services and in connection with capital formation activities. The measurement dates for valuing these shares were determined in accordance with EITF 96-18. The values of the shares were based upon comparable cash sales of the Company's common stock to others at, or near to, the same time as their measurement dates. Of the aforementioned common stock shares issued during the nine months ended September 30, 2006, and the year ended December 31, 2005, 11,200,000 and 1,293,355 shares, respectively, were issued in satisfaction of a commitment the Company made in 2004 and were accrued as a liability at December 31, 2004. As such, the shares were valued at six cents per share, which was the market value of the Company's common stock at that time.

The amounts of the aforementioned share-based payments included in operating expenses for the nine months ended September 30, 2006, and year ended December 31, 2005, were $7,798,924 and $1,638,114, respectively.

Loss Per Share

Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common stock shares outstanding during the period. Diluted loss per share, which would include the effect of the conversion of preferred stock and common stock purchase warrants to common stock, is not separately computed because the inclusion of such conversions is antidilutive. In these cases, basic and diluted loss per share are the same.

Basic and diluted weighted average common shares outstanding and the potentially dilutive securities excluded from the computation of loss per share because they are antidilutive are as follows:

	Nine months ended September 30, 2006	Year ended December 31, 2005
Basic and diluted weighted average common stock shares outstanding	28,438,297	11,502,782
Potentially dilutive securities excluded from loss per share computations:		
Convertible preferred stock	1,089,909	
Common stock purchase warrants	5,476,406	2,984,000

Recent Accounting Pronouncements

In February 2006, the Financial Standard Accounting Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 155, *Accounting for Certain Hybrid Financial Instruments*. SFAS 155 permits fair value remeasurement for hybrid financial instruments that contain embedded derivatives that would require separate accounting. In addition, the statement establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain embedded derivatives. SFAS 155 is effective for all financial statements issued for fiscal year beginning on or after September 15, 2006, with earlier adoption permitted. Management believes this statement will have no impact on the financial statements of the Company once adopted.

In March 2006, the FASB issued SFAS No. 156, *Accounting for Servicing of Financial Assets*. SFAS 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. SFAS 156 is effective for financial statements for fiscal years beginning after September 15, 2006. Management believes this statement will have no impact on the financial statements of the Company once adopted.

In June 2006, the FASB issued Interpretation No. 48, *Accounting for Uncertainties in Income Taxes*, ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements as of January 1, 2007. Management believes that adoption of this standard will not have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, *Fair Value Measurements*. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements, but does not require any new fair value measurement. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not yet determined the impact of applying SFAS 157.

In September 2006, the FASB issued SFAS No. 158, *Employers' Accounting for Defined Benefit Pension and other Postretirement Plans*. SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. Portions of SFAS 158 are effective for financial statements as of December 31, 2006 and other portions are effective in later years. Management believes that adoption of this standard will not have a material impact on the Company's financial statements.

Note 4. Property, Equipment, and Software

	September 30, 2006	December 31, 2005
Furniture and equipment	$ 67,854	$ 8,519
Computer equipment	102,452	14,489
Software	5,213,968	6,355
Subtotal	5,384,274	29,363
Accumulated depreciation and amortization	(449,287)	(2,211)
Property and equipment, net	$4,934,987	$ 27,152

The above amounts for furniture include purchases from the Company's former president and CEO ("Former CEO") during the nine months ended September 30, 2006, and the year ended December 31, 2005, of $12,354 and $3,780 respectively.

Note 5. Advances to SARS

The Company advanced operating funds to SARS prior to acquiring it. As of December 31, 2005, the Company was owed $28,000 by SARS for such advances, which were cancelled upon the Company acquiring SARS in May 2006.

Note 6. Notes Payable

Non-interest bearing notes payable in the amount of $100,000 were payable to former LLC members of Sentinela as of September 30, 2006, as part of the cost of acquiring Sentinela. They were paid in December 2006. Non-interest bearing notes payable in the amount of $21,095 were payable to a business one-half owned by the Former CEO as of December 31, 2005, for the purchase of office furniture. They were paid in the first calendar quarter of 2006.

Note 7. Long-Term Liabilities – Convertible Preferred Stock

The Company has outstanding one share of No Par Value Series A 8% Cumulative Convertible Preferred Stock and 140,000 shares of No Par Value Series B 8% Cumulative Convertible Preferred Stock. The Series A stock is owned by the parents of the Company's current president and CEO ("Current CEO"). The Series B stock is owned by the former owners of Sentinela.

Dividends are cumulative and are payable monthly for both Series, in either cash or common stock of equivalent value at the Company's discretion. Either Series is convertible at any time into common stock at the discretion of the stockholder. In the event of conversion, the number of shares of common stock received for each share of preferred stock is determined by dividing the Liquidation Amount by the Conversion Price. The Liquidation Amount for the Series A share is $949,909 plus accumulated dividends and for each Series B share is $1 plus accumulated dividends. The Conversion Price for both Series is fifty cents per share and a stockholder converting shares must convert all shares owned by the stockholder. If, five years following its date of designation (May 16, 2006, for Series A and September 30, 2006, for Series B), a Series has not been otherwise converted to common stock, the stockholders have the option to require the Company to redeem each share of the Series at the Liquidation Amount. If the Company issues common stock at less than the Conversion Price, the Conversion Price is adjusted to such lower price. Neither Series has voting rights.

Both Series are classified as long-term liabilities because of their mandatory redemption features. Dividends on these securities are treated as interest expense.

Note 8. Warrants

During the nine months ended September 30, 2006, and the year ended December 31, 2005, the Company granted warrants to purchase shares of the Company's common stock to various parties for services and in connection with acquisitions and capital formation activities as follows:

Date	Action	Number of Warrants	Fair Value at Issuance	Exercise Price	Expiration Date
January 2005	Grants to Founder and consultants	2,984,000	$1,349,614	$0.50	Jan. 1, 2010
Balance – December 31, 2005		2,984,000	1,349,614		
July 2006	Grants to sellers of SARS	942,406	426,429	$0.50	May 16, 2011
September 2006	Grants to consultants	1,550,000	564,496	$1.00	Sep. 30, 2011
Balance – September 30, 2006		5,476,406	$2,340,539		

The weighted average exercise price and remaining contractual term of the warrants outstanding at September 30, 2006, is $0.64 and 4.0 years, respectively.

Note 9. Income Taxes

Significant components of the Company's deferred tax assets and liabilities and related valuation allowances are as follows:

	September 30, 2006	December 31, 2005
Deferred tax assets:		
Accelerated depreciation	$ 74,000	$ 2,000
Shared-based compensation expense	832,000	459,000
Net operating loss carryforwards	1,642,000	1,237,000
Total deferred tax assets	2,548,000	1,698,000
Valuation allowance	(2,548,000)	(1,698,000)
Deferred tax assets, net of valuation allowance	$ -	$ -

The Company has established valuation allowances as of September 30, 2006, and December 31, 2005, due to the uncertainty of future realization of the net deferred tax assets. During the nine months ended September 30, 2006, and the year ended December 31, 2005, the valuation allowance increased by $850,000 and $972,000, respectively.

At September 30, 2006, and December 31, 2005, the Company had net operating loss carryforwards available to offset future taxable income of $4.8 million and $3.6 million, respectively, that expire between 2024 and 2027. Utilization of these carryforwards is dependent on future taxable income and could be further limited by Internal Revenue Code Section 382 due to a change in ownership control of one of the Company's subsidiaries.

Note 10. Commitments and Contingencies

The Company leases its office facility and equipment from a business owned one-half by the Former CEO. The office lease is $2,000 per month for one year beginning October 1, 2006. The equipment leases are $547 per month and have less than twelve months remaining. The Company leases equipment in South America for $395 per month with a 4% annual increase. This lease expires December 31, 2011. Minimum future lease payments are as follows for fiscal years ending September 30:

		Total Lease Obligations
2007	$	28,740
2008		4,930
2009		5,127
2010		5,332
2011		5,545
Thereafter		5,767
	$	55,441

Rental expense was $15,836 and $6,050 for the nine months ended September 30, 2006, and year ended December 31, 2005, respectively. Of these amounts, $7,750 and $5,425, respectively, were paid to a business one-half owned by the Former CEO.

Note 11. Purchases of Assets and Acquisitions

Customer List

On July 16, 2005, the Company purchased a customer list from ESL, LLC. This customer list was determined to have a value of $50,000 and was placed in a new subsidiary, ESL. The purchase price was paid with 100,000 shares of the Company's common stock valued at $50,000.

SARS Acquisition

On May 1, 2006, the Company purchased all of the capital stock of SARS for $4,911,968 in order to obtain certain key software developed and owned by SARS that the Company intends to market. The Current CEO, who assumed that role as of the acquisition date, and his parents were the majority owners of SARS, but they had no interest in the Company prior to the acquisition. The purchase price was paid by issuing one share of the Company's Series A preferred stock valued at $949,909, 7,071,260 shares of the Company's common stock valued at $3,535,630, and warrants to purchase 942,406 shares of the Company's common stock at $0.50 per share valued at $426,429. Of this, the Current CEO received 785,412 shares of the Company's common stock valued at $392,706. His parents received the Series A preferred stock share and 4,692,073 shares of the Company's common stock valued at $2,346,037.

The acquisition has been accounted for as a purchase. The results of SARS' operations are included in these consolidated financial statements from the date of purchase and the purchase price was allocated to the assets and liabilities of SARS as follows:

Current assets	$ 153,961
Property, equipment, and software	5,259,244
Liabilities assumed	(260,962)
Company advances to SARS canceled	(240,275)
Total	$ 4,911,968

The results of operations of the Company, assuming that SARS had been acquired at the beginning of the period, would be:

	September 30, 2006	December 31, 2005
Sales	$ 457,924	$ 471,931
Net loss	$ (9,987,006)	$ (3,709,662)
Basic and diluted loss per share	$ (0.35)	$ (0.32)

Sentinela Acquisition

On September 30, 2006, the Company purchased certain assets from Sentinela for $600,000 in order to enter the South American market. These assets were placed in SARS. The total purchase price was paid by issuing 720,000 shares of the Company's common stock valued at $360,000, 140,000 shares of the Company's Series B preferred stock valued at $140,000, and $100,000 in non-interest bearing notes payable due December 15, 2006.

The acquisition has been accounted for as a purchase. Because these assets were acquired on the last day of the period ended September 30, 2006, there is no effect of them in the Company's consolidated results of operations. The purchase price was allocated to the acquired assets and liabilities as follows:

Property, equipment, and software	$ 32,148
Goodwill	567,852
Total	$ 600,000

The results of operations of the Company, assuming that Sentinela assets had been acquired at the beginning of the period, would be:

	Nine months ended September 30, 2006	Year ended December 31, 2005
Sales	$ 212,649	$ 33,577
Net loss	$ (9,739,253)	$ (3,227,628)
Basic and diluted loss per share	$ (0.34)	$ (0.28)

Note 12. Related Party Transactions

As described in Notes 3 and 8, during the nine months ended September 30, 2006, and the year ended December 31, 2005, the Company made share-based payments in the form of shares of the Company's common stock and warrants to purchase common stock. A summary of such shares and warrants issued and granted to parties able to significantly influence the management of the Company, including principal owners, members of management, and their immediate families, follows:

	Number Issued or Granted	Fair Value at Issuance
Common stock shares:		
Year ended Dec. 31, 2005	-	$ -
Nine months ended Sept. 30, 2006	22,091,341	11,045,671
Total	22,091,341	$11,045,671
Common stock purchase warrants:		
Year ended Dec. 31, 2005	-	$ -
Nine months ended Sept. 30, 2006	240,410	108,185
Total	240,410	$ 108,185

As described in Note 4, the Company purchased furniture from a business one-half owned by the Former CEO during the nine months ended September 30, 2006, and the year ended December 31, 2005, in the amounts of $12,354 and $3,780 respectively.

As described in Note 5, the Company advanced operating funds to SARS prior to acquiring it. As of December 31, 2005, the Company was owed $28,000 by SARS for such advances, which were cancelled upon the Company acquiring SARS in May 2006.

As described in Note 6, non-interest bearing notes payable in the amount of $21,095 were payable to a business one-half owned by the Former CEO as of December 31, 2005, for the purchase of office furniture. They were repaid in the first calendar quarter of 2006.

As described in Note 10, a business one-half owned by the Former CEO was paid $7,750 and $5,425, respectively, for office rent during the years ended September 30, 2006 and December 31, 2005, respectively.

As described in Note 11, in July 2006, in connection with the May 2006 acquisition of SARS, the Company issued 785,412 shares of the Company's common stock valued at $392,706 to the Current CEO and one share of Series A preferred stock valued at $949,909 and 4,692,073 shares of the Company's common stock valued at $2,346,037 to his parents. As of September 30, 2006, the Company owes interest of $25,332 and dividends of $31,663 accrued during the nine months then ended to the parents of the Current CEO.

The owner of the Company's outside law firm is a stockholder in the Company and a member of the Board of Directors. The Company incurred $191,810 and $428,391 in legal fees from his firm in the nine months ended September 30, 2006, and the year ended December 31, 2005, respectively. As of September 30, 2006, the Company owed $449,013 for legal services to the firm.

Note 13. Subsequent Events

Offering of Common Stock under a Private Placement Memorandum and Reverse Merger with Public Shell Company

On October 26, 2006, the Company entered into an agreement with a placement agent to offer for sale to accredited investors under a private placement memorandum ("PPM"), on an exclusive, best-efforts basis, a minimum of $3,000,000 and up to $10,000,000 of its common stock. The Company will also have the option to sell an additional $3,500,000 of common shares to cover over-allotments. The Company believes this offering will commence in the first calendar quarter of 2007.

The purchasers of the first $3,000,000 of stock will receive warrants to a purchase the number of common shares equivalent to 25% of the common shares purchased by them under the offering. The warrant exercise price will be set at a premium of 10% over the average closing bid price for the Company's common stock for the 10 days prior to the initial closing of the offering.

The placement agent's fees will be approximately 13% of the gross proceeds of the offering, plus warrants exercisable for five years at the offering price per share to purchase the number of common shares equivalent to 20% of the shares sold in the offering. For a period of one year following the date of the PPM, the placement agent must approve any additional issuances of capital stock by the Company. The offering presumes that, on or before the initial closing of the offering, the Company will have effected a reverse merger with a public shell company, which has not yet been identified. The Company will be required to pay the placement agent $100,000 in the event the Company prevents completion of the offering.

Completion of October 2005 Private Placement

In January 2007, the Company completed the sale of its common stock under a private placement memorandum dated October 2005. Subsequent to September 30, 2006, the Company sold an additional 4,190,000 shares of its common stock at $0.50 per share and issued warrants to purchase 9,974,145 shares of its common stock at $0.50 per share. Such warrants expire five years from their date of issuance and have been valued at $4,520,612. Of this amount, $1,672,656 and $948,909 have been accounted for as non-cash costs of the offering during the nine months ended September 30, 2006, and the year ended December 31, 2005, respectively. The remaining $1,899,047 will be accounted for as non-cash costs of the offering in the fiscal year ending September 30, 2007.

Bridge Loan

In January 2007, the Company borrowed $500,000 under a bridge loan with interest payable at 10%. The loan is due in one year. The loan requires payment of a minimum of 30 days' interest. All of the Company's assets are pledged as security on this loan. This loan is to be repaid from the proceeds of the private sale of Company common stock described above. The Company issued the lender warrants to purchase 500,000 shares of the Company's common stock at $1 per share. The warrants expire on January 8, 2010, and are valued at $133,595, which amount will be accounted for as additional interest expense over the expected term of the loan.

Reverse Stock Split

In the first calendar quarter of 2007, the Company plans a reverse 1 to 0.365 split of its common stock without changing the number of authorized shares for the class.

Exhibit 2.16
Assets of VSI

Trademarks:
SARS Tracpoint
SARS Roadtrac
SARS Secure Trac
SARS Directrac
SARS Marinetrac
ASVTS
SARS

Domain Names:
VSIWireless.com
VSIWireless.net
Also see following list of domain names.

Description of Proprietary Software:
Software consists of proprietary software development for global asset tracking which is valued at cost totaling $5,397,599 as of 6/30/07. This software was valued by William A. Hanlin, Jr., CPA, CFE, CVA, CFD of The Hanlin Moss Group P.S., as of September 30, 2007. Mr. Hanlin based his valuation on upon the definition of value defined in Statement of Financial Accounting Standard 141 – *Business Combinations*. SFAS 141 provides guidance for the valuation of intangible assets, including intellectual property such as proprietary software. Using the cost approach, the conclusion established the fair value of the software at approximately $7 million.

Miscellaneous:
Office furniture
Office equipment, computers, printers, fax, phones
Cash and cash equivalents
Accounts receivable

Property, equipment and software:
The Company's property, equipment and software include asset groups of Furniture and Equipment, Computer Equipment and Software assets located in our Bellevue and Port Orchard offices sites, as well as computer co-location sites in Everett and Bremerton.

Furniture and Equipment includes desks, chairs, bookcases, tables, chairs, small office equipment, and radio and receiver hardware for the Company's AIS network which is valued at cost totaling $138,750 as of 6/30/07.

Computer Equipment includes office computers and laptops, including off-the-shelf software, and computer network servers and infrastructure which are valued at cost totaling $206,227 as of 6/30/07.

All property, equipment and software is depreciated over its useful life in financial statement reporting.

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ASVTS.BIZ	12/15/2008	Active - Public - Locked	Off
ASVTS.COM	12/16/2008	Active - Public - Locked	Off
ASVTS.NET	12/16/2008	Active - Public - Locked	Off
ASVTS.ORG	12/16/2008	Active - Public - Locked	Off
INTELITRAX.BIZ	1/1/2009	Active - Public - Locked	Off
INTELITRAX.COM	1/2/2009	Active - Public - Locked	Off
INTELITRAX.NET	1/2/2009	Active - Public - Locked	Off
INTELITRAX.ORG	1/2/2009	Active - Public - Locked	Off
MARINETRAX.COM	10/30/2008	Active - Public - Locked	Off
MARINETRAX.NET	10/30/2008	Active - Public - Locked	Off
MARINETRAX.ORG	10/30/2008	Active - Public - Locked	Off
MYSARS.COM	10/30/2008	Active - Public - Locked	Off
MYSARS.NET	10/30/2008	Active - Public - Locked	Off
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https://dcc.godaddy.com/PrintableDomainList.aspx?sa=isc%3dwwbb372%26prog_id%... 7/29/2007

Exhibit 2.17

Material Contracts of VSI

The Company leases its Port Orchard, WA office facility from a business owned by two of the Company's beneficial stockholders. The office lease is $3,000 per month for a one year term, beginning December 1, 2006.

The Company leases its Bellevue, WA office facility from an unrelated party. The office lease is $5,364 per month for a six month term, beginning May 1, 2007.

The Company leases roof space for AIS receivers in South America. The lease is for a one year term and contains options to renew for four 1-year terms at a 4% annual escalation per year. The current lease rate is $411 per month and expires 1/1/08.

The Company rents testing and storage space from one of the Company's beneficial stockholders. The rent is $6,500 per month, on a month to month basis.

On November 29, 2006 the Company entered into a $61,039 loan agreement with De Lage Landen Financial Services, assignees of Microsoft Capital, for the purchase of computer hardware and software. The term of the loan is 3-years and borrowings accrue interest on the unpaid principal at 9.7% annual percentage rate. Principal payments made during the nine month period ended June 30, 2007 were $8,985 and the remaining estimated long-term principal payments are $52,054.

On March 19, 2007 the Company entered into a $76,188 loan agreement with De Lage Landen Financial Services, assignees of Microsoft Capital, for the purchase of computer hardware and software. The term of the loan is 3-years and borrowings accrue interest on the unpaid principal at 9.66% annual percentage rate. Principal payments made during the nine month period ended June 30, 2007 were $0 due to deferred payment terms and the remaining estimated long-term principal payments are $76,188 plus deferred interest of $1,703.

On February 9, 2007, the Company, through its wholly-owned subsidiary SARS, entered into an agreement with Andronics, Ltd., ("Andronics") in which the Company would provide funding to Andronics for operating expenses, and secure such funding with promissory notes. The Company and Andronics further entered into a License Agreement for intellectual property, and agreed to exchange consulting services for the term of the agreement. The company has advanced $281,980 to Andronics, which has been included in Other Current Assets. On August 9, 2007, the Company signed a non-binding letter of intent to acquire, through SARS, specific assets of Andronics including, but not limited to fixed assets, employees, intellectual property, contracts, and goodwill. The price to be paid for the assets of Andronics has not yet been determined.

On July 12, 2007, the Company signed a non-binding letter of intent to acquire, through SARS, the outstanding capital stock of Shine Micro, Inc. The price to be paid for Shine Micro, Inc. has not yet been determined.

Service Agreements:

DAC Activation International
Telecomunicaciones de México

Alaska Marine Highway
Alaska Marine Line
Alaska Tanker Company
A.P. Møller-Mærsk
AT&T (Network Disaster Recovery Division)
The Boeing Company (Phantom Works, Integrated Defense Systems)
British Petroleum
Carnival Cruise Lines
Celebrity Cruises Inc.

Cemex S.A.B. de C.V.
Chevron Corp.
Coach-Net
Conoco Phillips
Ensco Offshore
Evergreen America Corp.
Exxon Mobil Corp.
Global Santa Fe Drilling
Heliamerica
Horizon Lines
Keystone Shipping
Lockheed Martin Corp.
Marine Exchange of Alaska
Marine Exchange of Puget Sound
Maryland Port Administration
Pemex
Petrolera Transoceanica
Polar Tanker Company
Rowan Industries
Royal Caribbean Cruise Lines
Southwestern Energy
State of Hawaii, Department of Transportation, Harbors Division
TA HO Maritime
Taiwan Navigation
Targa Resources
Trident Seafood
U.S. Coast Guard District 8
U.S. Coast Guard District 17 Alaska
U.S. Coast Guard Puget Sound
U.S. Customs and Border Protection
U.S. Maritime Administration
U.S.D.A. Wildlife Services
Valero

MYCOM GROUP, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2007	Dece
	(unaudited)	(
ASSETS		
Current assets:		
Cash	$ 9,415	$
Prepaid expenses and other current assets	730	
Total current assets	10,145	
Total assets	$ 10,145	$
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		
Current liabilities:		
Accounts payable	$ 266	$
Accrued expenses	494	
Note payables	40,000	
Total current liabilities	40,760	
SHAREHOLDERS' EQUITY (DEFICIT) (Note 2)		
Preferred stock, authorized 10,000,000 shares, $.01 par value, none issued or outstanding	--	
Common stock, authorized 90,000,000 shares, $.01 par value, 1,500,095 and 600,095 issued and outstanding respectively	15,001	
Additional paid in capital	3,670,593	
Accumulated (deficit)	(3,578,817)	
Accumulated (deficit) during development stage	(137,392)	
Total shareholders' equity (deficit)	(30,615)	
Total liabilities and shareholders' equity (deficit)	$ 10,145	$

The accompanying notes are an integral part of these
condensed financial statements.

MYCOM GROUP, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

>	For the Three Months Ended June 30, 2007	For the Three Months Ended June 30, 2006	F J
	   	   	<C
Revenues	$ --	$ --	$
Operating expenses:			
Accounting fees	1,400	--	
Legal fees	1,277	--	
Shareholder expense	4,692	--	
Other general and administrative expenses	6,458	--	
Total operating expenses	13,827	--	
Net (loss) from operations	(13,827)	--	
Other (Expense)			
Loan fee - related parties (expense)	(80,000)	--	
Interest (Expense)	(418)	--	
Net (loss) from continuing operations	(94,245)	--	
Discontinued operations:			
Gain from discontinued operations	--	482,192	
Net gain (loss)	$ (94,245)	$ 482,192	$
Dividend requirements on preferred stock	--	2,971	
Earning (Loss) available for common shareholder	$ (94,245)	$ 479,221	$
Net (loss) per share continuing operations	$ (0.06)	$ --	$
Net income per share discontinued operations	$ --	$ 4.98	$
Net income (loss) per share	$ (0.06)	$ 4.95	$
Weighted average number of common shares outstanding	1,480,269	96,828	

The accompanying notes are an integral part of these condensed financial statements.

MYCOM GROUP, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30, 2007	Six Month Ended June 30, 2006
Cash flows from operating activities:		
Operating activities from continuing operations		
Net income (loss)	$(116,011)	$ 406,042
Less: Net income from discontinued operations	--	406,042
Net (loss) from continuing operations	$(116,011)	$ --
Adjustments to reconcile net (loss) from continuing operations to net cash provided by (used in) operating activities of continuing activities:		
Loan fee related parties	80,000	--
Other current assets	--	--
Accounts payable	(3,045)	--
Accrued expenses	494	--
Net cash provided by (used) in operating activities of continuing operations	(38,562)	--
Cash flow from financing activities:		
Additional paid-in capital	--	--
Proceeds from shareholders loans	40,000	--
Net cash provided from financing activities of continuing operations	40,000	--
Net cash provided by (used in) operating activities of continuing operations	1,438	--
Cash flow from (used in):		
Discontinued operations	--	(21,088
Net cash (used in) discontinued operations	--	(21,088
NET (DECREASE) IN CASH	1,438	(21,088
CASH, BEGINNING OF THE PERIOD	7,977	21,088
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$ 9,415	$ --

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:		
For the period ended June 30, 2007		
Stock issued for loan fees, related parties	$ 80,000	$ --
SUPPLEMENTAL CASH FLOW		
For the period ended June 30, 2007		
Cash paid for interest	$ --	$ 51,801
Cash paid for income taxes	$ --	$ --

The accompanying notes are an integral part of these condensed financial statements.

MYCOM GROUP, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 - ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

MYCOM GROUP, INC. ("the Company") was incorporated in the State of Nevada on April 21, 1995. MyCom Group, Inc. and its wholly-owned subsidiary, Broughton International (Bobbitt & Bransom, Inc., dba Broughton International) were primarily in the reselling of third party software solutions business until the Company sold the assets of its software solutions business on April 17, 2006. References to the Company refer to the consolidated operations of MyCom and Broughton.

The Company currently has no operations and since July 14, 2006 is considered a development stage enterprise. The Company intends to evaluate structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

Summary of Accounting Basis of Presentation

The condensed interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. The condensed interim financial statements and notes thereto should be read in conjunction with the financial statements and the notes thereto, included in the Company's Annual Report to the Securities and Exchange Commission for the fiscal year ended December 31, 2006, filed on Form 10-KSB on March 30, 2007.

In the opinion of management, all adjustments necessary to summarize fairly the financial position and results of operations for such periods in accordance with accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature. The results of operations for the most recent interim period are not necessarily indicative of the results to be expected for the full year.

Certain prior period amounts have been reclassified to conform to current period presentation.

Principles of Consolidation

The consolidated financial statements include the accounts of both MyCom and Broughton. All inter-company accounts have eliminated in the consolidation.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Development Stage Company

The Company is in the development stage and has not yet realized any revenues from its planned operations. The Company's business plan is to evaluate structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the estimates utilized in the preparation of financial statements are prudent and reasonable. Actual results could differ from these estimates.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principals in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has working capital and shareholders' deficit and no active business operations, which raises substantial doubt about its ability to continue as a going concern.

In view of these maters, realization of certain of the assets in the accompanying balance sheet is dependant upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

In order to meet its liquidity needs during the next fiscal year, the Company may receive additional financing from its sole officer and director and major stockholders. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

Reverse Stock Split

On May 29, 2007 the shareholders of the Company, at a special meeting, approved a 1-for-5 reverse stock split of the Company's common stock, par value $0.01 per share, with no change in the number of authorized shares of common stock and with any fractional shares rounded up to a whole share. The reverse stock split was effective on May 29, 2007.

In connection with the 1-for-5 reverse stock split, all historical common shares amounts have been retroactively restated to reflect the stock split mentioned above.

NOTE 2 - SHAREHOLDERS' EQUITY (DEFICIT)

On July 14, 2006 (the "Closing Date"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") with the Company, Mathis Family Partners Ltd., Bleu Ridge Profit Sharing Plan & Trust and La Mirage Trust purchased 226,405, 113,203, 113,203 shares, respectively, of the common stock of the Company for an aggregate of $400,000 cash. The source of the funds paid was personal funds of the investors. In accordance with the Stock Purchase Agreement, all officers and directors resigned their positions with the Company effective as of the Closing Date and appointed Earnest Mathis as the Company's sole director.

As a result of the purchase of the shares of the Company's common stock, Mathis Family Partners Ltd., Bleu Ridge Profit Sharing Plan & Trust and La Mirage Trust own approximately 37.73%, 18.87% and 18.87%, respectively, of the issued and outstanding shares of common stock of the Company. Earnest Mathis, the Company's sole officer and director is also the General Partner of the Mathis Family Partners Ltd. and accordingly indirectly owns 37.73% of the issued and outstanding shares of common stock of the Company.

On September 25, 2006, Lazzeri Family Trust purchased 18.87% or 113,203 shares of MyCom Group, Inc. common stock from Mathis Family Partners Ltd. As a result of the stock sale, Earnest Mathis, the Company's sole officer and director and the General Partner of the Mathis Family Partners Ltd. indirectly owns 18.87% of the issued and outstanding shares of common stock of the Company.

On April 2, 2007, the Company entered into a Revolving Credit Agreement (the "Revolving Credit Agreement") with Mathis Family Partners, Ltd. ("Mathis"), Bleu Ridge Profit Sharing Plan & Trust ("Bleu Ridge"), La Mirage Trust ("Mirage") and Lazzeri Family Trust ("Lazzeri"), collectively, they are referred to herein as the "the Lender", to borrow up to $250,000, evidenced by an unsecured Revolving Loan Note (the "Revolving Loan Note.") In connection with and as consideration for a loan fee for the foregoing credit facility, Mathis, Bleu Ridge, Mirage and

Lazzeri each received 225,000 unregistered shares of the Company's common stock for a total of 900,000 shares.

NOTE 3 - DUE TO SHAREHOLDERS

On April 2, 2007, the Company entered into a Revolving Credit Agreement (the "Revolving Credit Agreement") with Mathis Family Partners, Ltd. ("Mathis"), Bleu Ridge Profit Sharing Plan & Trust ("Bleu Ridge"), La Mirage Trust ("Mirage") and Lazzeri Family Trust ("Lazzeri"), collectively, they are referred to herein as the "the Lender", to borrow up to $250,000, evidenced by an unsecured Revolving Loan Note (the "Revolving Loan Note.") All amounts borrowed pursuant to the Revolving Credit Agreement accrue interest at 7% per annum and all principal and accrued but unpaid interest is payable in full on demand of the Lender. The Revolving Credit Agreement does not obligate the Lender to make any loans but any loans made by the Lender to the Company, up to an outstanding principal balance of $250,000, will be subject to the terms of the Revolving Credit Agreement and the Revolving Loan Note. In connection with and as a loan fee for the foregoing credit facility, Mathis, Bleu Ridge, Mirage and Lazzeri each received 225,000 unregistered shares, of the Company's common stock for a total of 900,000 shares. At June 30, 2007 the principal balance on the note was $40,000 with available credit of $210,000.

MYCOM GROUP, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	December 31, 2006
ASSETS	
Cash	$ 7,977
Cash Escrow	--
Accounts receivable	--
Prepaid expenses and other assets	730
Total current assets	8,707
Fixed Assets	
Office furniture and equipment	--
Accumulated amortization and depreciation	--
Fixed assets, net	--
TOTAL ASSETS	$ 8,707
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	
Liabilities	
Current Liabilities	
Accounts payable	$ 3,311
Accrued expenses	--
Notes payable	--
Total current liabilities	3,311
Notes payable, net of current maturities	--

Notes payable, related parties	--
TOTAL LIABILITIES	3,311
Stockholders' Equity (Deficit):	
Preferred stock, 10,000,000 shares authorized, $.01 par value, with 0 and 906,667 issued and outstanding at December 31, 2006 and 2005, respectively	--
Common stock, 90,000,000 shares authorized, $.01 par value; 3,000,111 and 249,329 issued and outstanding at December 31, 2006 and 2005, respectively	30,000
Additional paid in capital	3,575,593
(Accumulated deficit)	(3,578,817)
(Accumulated deficit) during development stage	(21,380)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	5,396
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 8,707

The accompanying notes are an integral part of the financial statements.

MYCOM GROUP, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2006	For the Year End December 31, 20
Revenues	$ --	$
Operating Expenses		
Accounting fees	6,698	
Legal fees	3,955	
Shareholder expenses	3,372	
Other general & administrative expenses	7,340	
Total Operating Expenses	21,365	
Net Operating (Loss)	(21,365)	
Other (Expense)		
Interest (Expense)	(15)

Net (Loss) from continuing operations	(21,380)	
Discontinued Operations:		
Gain (Loss) from discontinued operations	400,903	(590,5
Net Income (loss)	$ 379,523	(590,5
Dividend requirements on preferred stock	32,175	110,
Earnings attributable for common shareholders	$ 347,348	$ (700,8
Per share information:		
Continuing operations	$ (.01)	$ ni
Discontinued operations	$ .21	$ (2.5
Net income (loss) per share	$ (.20)	$ (2.5
Weighted Average Number of Shares Outstanding	1,724,898	277,46



The accompanying notes are an integral part of these financial statements.

MYCOM GROUP, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) For the period from January 1, 2004 through December 31, 2006

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid in Capital
Balance December 31, 2004	906,667	$1,360,000	243,329	$ 2,433	$ 635,256
Common Shares Issued for services rendered at $6.75	-	-	6,000	60	40,440

Preferred Dividends	-	-	-	-	-
Net Loss year ended December 31, 2005	-	-	-	-	-
	----------	----------	---------	--------	----------
Balance December 31, 2005	906,667	1,360,000	249,329	2,493	675,696
Common Shares Issued in exchange for debt at $3.00	-	-	82,979	830	248,313
Common Shares Issued for lease settlement at $3.00	-	-	83,333	833	249,167
Preferred Stock converted To Common Shares	(906,667)	(1,360,000)	302,222	3,022	1,356,978
Pfd Stock Div Deferral For Common at $4.69	-	-	17,088	171	80,057
Common Shares Issued for services rendered at $3.00	-	-	1,000	10	2,990
Forgiveness of debt					255,652
Additional paid-in capital	-	-	-	-	24,400
Assumption of debt By Bobbitt/Bransom	-	-	-	-	174,982
Share issued per stock Purchase Agreement at $0.17	-	-	2,264,048	22,641	377,359
Additional paid-in capital	-	-	-	-	130,000
Fraction shares issued as a result of reverse stock-split	-	-	112	-	-
Preferred dividends	-	-	-	-	-
Net Income year ended December 31, 2006	-	-	-	-	-
	----------	----------	----------	--------	----------
Balance December 31, 2006	-	-	3,000,111	$30,000	$3,575,593



The accompanying notes are an integral part of these financial statements.

MYCOM GROUP, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended
December 31

   	2006    	2005
Cash Flows From (Used in):		
Operating Activities of Continuing Operations		
Net income (loss)	$ 379,523	$ (590,527
Less: Net income (loss) from Discontinued Operations	400,903	(590,527
Net (loss) from Continuing Operations	(21,380)	-
Adjustments to reconcile net loss to net cash used in Operating Activities:		
Changes in operating assets and liabilities:		
Accounts receivable	(730)	
Accounts payable	3,311	-
Accrued expenses	(3,224)	-
Net cash (used in) operating activities	(22,023)	-
Investing Activities of Continuing Operations	-	-
Financing Activities of Continuing Operations		
Additional paid-in capital	30,000	-
Net cash provided by financing activities	30,000	-
Cash Flows From (Used in):		
Discontinued Operations	(21,088)	1,478
Net cash provided by (used in) Discontinued Operations	(21,088)	1,478
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(13,111)	1,478
CASH and cash equivalents at beginning of period	$ 21,088	$ 19,610
CASH and cash equivalents at end of period	$ 7,977	$ 21,088
Supplemental Disclosure Of Cash Flow Information		
Cash paid for:		
Interest	$ 51,817	$ 126,650
Income taxes	$ --	$ --

Non-Cash Transactions

During the year ended December 31, 2006, the following non-cash transactions occurred:

1. The Company issued 82,979 shares of common stock to retire $249,143 of notes payable to related parties during the first quarter of 2006.

2. For consideration of $1,000, a related party forgave the Company $255,652 in principal and accrued interest for a note.

3. 83,333 common shares of stock valued at $250,000 were issued to the Company's landlord as part of a lease settlement. Future royalties payable under an agreement with DLP were also assigned to the landlord and the Company forfeited its right to the return of its rental deposit.

4. The purchaser of the assets of the software resale business assumed trade payables and a note payable in the amounts of $617,561 and $200,331, respectively, in exchange for $290,203 in accounts receivable and fixed assets with a net book value of $30,874. Cash consideration of $122,311 was paid and a note was issued for $200,000.

5. $1,360,000 of preferred stock and $80,228 of accrued dividends on preferred stock were converted to 319,310 common shares.

6. 1,000 common shares were issued in exchange for accounting services.

7. $774,982 in notes and accounts payable were paid in part by a $200,000 note receivable which was assigned to the creditor, and the balance of $574,982 which was assumed by shareholders of the Company. The $574,982 was added to additional paid-in capital.

The accompanying notes are an integral part of these financial statements.

MYCOM GROUP, INC.
(a Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2006

Note 1- Summary of Accounting Policies, and Description of Business

This summary of significant accounting policies of MyCom Group, Inc. (Company), a "Development Stage Enterprise," is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

Organization and Description of Business

MYCOM GROUP, INC. (the Company) was incorporated in the State of Nevada on April 21, 1995. Mycom Group, Inc. and its wholly-owned subsidiary, Broughton International (Bobbitt & Bransom, Inc., dba Broughton International) were primarily in the reselling of third party software solutions until the Company sold the assets of its software solutions business on April 17, 2006. Prior to such sale, on August 26, 2005, the Company sold certain assets of the business including its proprietary software mycomPRO(R) mailMAX(TM) and the Company's managed services business, and sold the remainder of its technology services business in December 2005. Currently, Mycom has no operations. The Company intends to evaluate, structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships. References to the Company refer to the consolidated operations of Mycom and Broughton.

Certain amounts for the prior year have been reclassified to conform with the 2006 presentation.

Principles of Consolidation

The consolidated financial statements include the accounts of both Mycom and Broughton for the two years ended December 31, 2006 and December 31, 2005. All inter-company accounts have been eliminated in the consolidation.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Development Stage Activities

Effective July 14, 2006, the Company entered into a development stage and has not yet realized any revenues from its planned operations. The Company's business plan is to evaluate, structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships. The Company may seek to acquire a controlling interest in such entities in contemplation of later completing an acquisition.

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding, retroactively adjusted for the one for 30 reverse-split effective February 2007. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2006, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Estimated Fair Value of Financial Instruments

The estimated fair value of cash and cash equivalents, accounts payable and accrued expenses approximate their carrying amounts in the financial statements due to the short-term nature of these instruments

Revenue Recognition

The Company has had no revenues since the inception of its new development stage. It is the Company's policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

Concentrations

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents. At December 31, 2006 and 2005, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

Recent Accounting Pronouncements

There were various accounting standards and interpretations issued during 2006 and 2005, none of which are expected to have a material impact on the Company's consolidated financial position, operations or cash flows.

Note 2 - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principals in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has minimal capital and no active business operations, which raises substantial doubt about its ability to continue as a going concern.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependant upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations.

In order to meet its liquidity needs during the next fiscal year, the Company may receive additional financing from its sole officer and director and stockholders. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

Note 3 - Stock Purchase Agreement

On July 14, 2006 (the "Closing Date"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") with the Registrant, Mathis Family Partners Ltd., Bleu Ridge Profit Sharing Plan & Trust and La Mirage Trust purchased 1,132,024, 566,012 and 566,012 shares, respectively, of the common stock of the Registrant for an aggregate of $400,000 cash.
The source of the funds paid was personal funds of the investors. In accordance with the Stock Purchase Agreement, all officers and directors resigned their positions with the Registrant effective as of the Closing Date and appointed Earnest Mathis as the Registrant's sole officer and director.

As a result of the purchase of the shares of the Registrant's common stock, Mathis Family Partners Ltd., Bleu Ridge Profit Sharing Plan & Trust and La Mirage Trust own approximately 37.73%, 18.87% and 18.87%, respectively, of the issued and outstanding shares of common stock of the Registrant. Earnest Mathis, the Registrant's sole officer and director is also the General Partner of the Mathis Family Partners Ltd. and accordingly, indirectly owns 37.73% of the issued and outstanding shares of common stock of the Registrant.

On September 25, 2006, Lazzeri Family Trust purchased 18.87% or 566,012 shares MyCom Group, Inc. common stock from Mathis Family Partners Ltd. As a result of the stock sale, Earnest Mathis, the Registrant's sole officer and director and the General Partner of the Mathis Family Partners Ltd. indirectly owns 18.87% of the issued and outstanding shares of common stock of the Registrant.

Note 4 - Preferred and Common Stock

There are 10,000,000 shares of series A preferred stock, at $.01 par value, authorized of which none are outstanding as of December 31, 2006. The Company issued 200,000 shares of series A preferred stock on January 31, 2003 in connection with the acquisition of Maximize I.T., Inc. and also sold 190,000 preferred shares during 2003 primarily to officers and 400,000 shares to a board member during 2004. The terms of the preferred share purchase agreement included conversion rights to common stock, on a one-for-one basis at any time within a five-year term. During 2006, the Company entered into agreements with all Preferred stockholders to convert all Class A Preferred shares to common shares. Each share of Series A preferred stock was converted to ten (10) (pre reverse split) shares of common stock. There were 906,667 shares of preferred stock that were converted to 302,222 shares of common stock during May 2006. The preferred shares paid dividends of 8% per annum each quarter. During 2006 and 2005 preferred dividends were paid or accrued totaling $32,175 and $110,355 based upon a preferred value of $1,360,000 or $1.50 per issued preferred share.

The company has 90,000,000 shares of common stock authorized with a par value of $0.01. As of December 31, 2006 and 2005 there were 3,000,111 and 249,329 shares, respectively, of the Company's common stock issued and outstanding.
During the first quarter of 2006, cash in the amount of $59,415 was paid and 82,979 shares of stock was issued to the note holders in full satisfaction of two related party notes valued at $308,558.

The Company reached agreement with Preferred stockholders that are affiliated with the Company who elected to defer the 8% dividends paid on preferred stock during the July 1, 2005 through March 31, 2006 period to accept the Company's common stock in payment. There were $76,895 of deferred dividends accrued. Each share of the Company's common stock issued in payment of deferred dividends was valued at Fifteen cents ($4.50). Seventeen Thousand, Eighty-eight (17,088) shares of common stock were issued in payment during May 2006.

83,333 common shares of stock valued at $250,000 were issued to the Company's Landlord as part of a lease settlement. Future royalties payable under an agreement with DLP were also assigned to the landlord and the company forfeited its right to the return of its rental deposit.

During the year ended December 31, 2006, 1,000 shares were issued for services valued at $3,000.

The Company's board of directors approved a reverse split of the common stock that became effective February 20, 2007, on the basis of one share for each 30 shares issued and outstanding with any fractional shares to be rounded up to a whole share. All references to common stock have been retroactively adjusted to give effect to this reverse stock split.

Note 5 - Stock-based Compensation

Equity Incentive Plan

The Company measured compensation cost for stock-based compensation plans using the intrinsic value method of accounting as prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations, for the years presented. The Corporation has adopted those provisions of FAS 123, Accounting for Stock-Based Compensation, which require disclosure of the pro forma effects on net earnings and earnings per share as if compensation cost had been recognized based upon the fair value-based method at the date of grant for options awarded.

In December 2004, the Financial Accounting Standards Board (FASB) issued FAS 123(R), Share-Based Payments, that, upon implementation, will impact the Corporation's net earnings and earnings per share, and change the classification of certain elements of the statement of cash flows. FAS 123(R) requires stock options and other share-based payments made to employees to be accounted for as compensation expense and recorded at fair value, and to reflect the related tax benefit received upon exercise of the options in the statement of cash flows as a financing activity inflow rather than an adjustment of operating activity as currently presented. Consistent with the provisions of the new standard, the Company adopted FAS 123(R) in the third quarter of 2005, and will implement it on a prospective basis.

Effective March, 2002 the Company issued incentive stock options for 48,000 common shares to six employees that are exercisable after twelve months at a price of $.40 per share. These options expire on February 28, 2007. During 2002, options for 15,000 of these shares were terminated, during 2004, 29,000 of these options were terminated, and during 2006, 4,000 of these options were terminated related to employees whose employment with the Company ceased. In addition, effective September 24, 2002 the Company issued incentive options for 100,000 common shares to its former chief financial officer, that were exercised during 2004 at a price of $.25 per share.

On April 30, 2003, the company issued incentive stock options for 50,000 shares to three employees that would be exercisable after twelve months at a price per share of $.35. These options expire May 30, 2008. During 2003, 10,000 options were terminated and during 2006, 40,000 options were terminated related to employees whose employment with the Company ceased.

On December 10, 2003, the Company issued incentive stock options for 40,000 shares to three employees that would be exercisable after twelve months at a price per share of $.30. These options expire December 10, 2008. During January of 2004, 5,000 options were terminated and during 2006, 35,000 options were terminated related to employees whose employment with the Company ceased.

On July 8, 2004, the Company issued incentive stock options for 23,000 shares to 5 employees that would be exercisable after twelve months at a price per share of $.50. The termination of 1 employee during 2005 resulted in 1,000 option shares being forfeited. During 2006, 22,000 options were terminated related to employees whose employment with the Company ceased.

On May 10, 2005, 2,500 option shares were issued to a employee who left the employ of the Company during 2005 prior to the date the options were to vest. As a result 2,500 option shares were forfeited during 2005.

Activity in stock options and warrants were as follows for the years ending December 31, 2006 and 2005:

	Stock Options	Average Price	Warrants	Average Price

Outstanding December 31, 2004	102,000	0.37	0	0
Granted to employees during 2005	2,500			
Forfeited during 2005	(3,500)	0.36		
Outstanding December 31, 2005	101,000	0.37		
Granted during 2006	-			
Forfeited during 2006	(101,000)			
Outstanding December 31, 2006	-			

Note 6 - Related Party Transactions

During September of 2005, the Company amended its notes with two related parties, Rob R. Bransom and James T. Bobbitt, who agreed to forgive $536,370 in principal due to them. Since the original notes payable created goodwill, goodwill has been reduced accordingly. The amended notes called for varying monthly scheduled payments to be paid through October 2007. Payment may be made in cash or stock at the option of the note holders. The balance on these uncollateralized notes that bear interest at 3.0% per annum was approximately $308,558 at December 31, 2005. During the first quarter of 2006, cash in the amount of $59,415 was paid and 82,979 shares of stock was issued to the note holders in full satisfaction of these notes.

During December 2003, a former board member provided a subordinated loan in the amount of $200,000 to the Company bearing interest at a rate of 8%. During the second quarter of 2005 the same board member provided an additional $200,000 loan to the Company. During the third quarter of 2005, a principal payment in the amount of $150,000 was paid on the note with the proceeds from the sale of the managed services business. The note was amended at the same 8% rate of interest with a balloon payment of $250,000 in principal due in December 2006. During June 2006 the original holder of the note sold, transferred all his rights title and interest in the promissory note to a board member for $1,000 in consideration. The new holder of the note subsequently accepted $1,000 from the Company during June 2006 in full repayment of this note plus accrued interest. Debt forgiveness including principal and interest was $255,652 for the six months ending June 30, 2006.

The bank line of credit and the term note payable to the bank were collateralized by substantially all of the assets of the Company, with portions Guaranteed by two Directors of the Company and subject to certain financial covenants. The Company assigned the note receivable from Rippe and Kingston Systems, Inc. in the amount of $200,000 to the bank at the time of closing the sale of the software resale business on April 14, 2006. During July 2006 the Company and the new controlling shareholders entered into a Payoff Agreement with the bank that included an assignment of the Escrow Agreement in the amount of $70,000 to the bank, and a release of Mycom Group, Inc., conditional upon receipt of $370,000 due to the Company from the sale of its stock related to the change of control, and also conditional upon a Loan Assumption Agreement being executed by the guarantors of the bank loans for the principal balance then outstanding under the loans. These conditions were met during July 2006.

Subsequent to the change in control on July 14, 2006, the Company pays $1,500 per month reimbursement for out-of-pocket office expenses such as telephone, postage and supplies and administrative support to a company controlled by the Company's sole officer and director.

Note 7 - Other Significant Transactions

As per Form 8K dated April 17, 2006 and filed with the SEC, the Company sold the assets of its software resale business on April 17, 2006 to Rippe and Kingston Systems, Inc. The purchaser of the assets of the software resale business assumed trade payables and a note payable in the amounts of $617,561 and $200,331 respectively, in exchange for $290,203 in accounts receivable and fixed assets with a net book value of $30,874. Cash consideration of $122,311 was paid and future payments in the amount of $200,000 will be paid subject to certain conditions being met. These future payments were assigned to First Financial Bank at the time of closing this transaction. The software resale business represented substantially all of the Company's total sales volume. At June 30, 2006, the Company had no full time employees. As a result of the sale of the software resale business the Company ceased operations and does not expect to have revenue from operations in the near future.

The Company entered into agreements with all Preferred stockholders to convert all Class A Preferred shares to common shares. Each share of Series A preferred stock, valued at One Dollar and Fifty Cents ($1.50) per share, was converted to ten (10) (pre reverse split) shares of common stock. There were 906,667 shares of preferred stock that were converted to 302,222 shares of common stock during May 2006.

The Company reached agreement with Preferred stockholders that are affiliated with the Company who elected to defer the 8% dividends paid on preferred stock during the July 1, 2005 through March 31, 2006 period to accept the Company's common stock in payment. There were $76,895 of deferred dividends accrued. Each share of the Company's common stock issued in payment of deferred dividends was valued at Fifteen cents ($4.50). Seventeen Thousand, Eighty-eight (17,088) shares of common stock were issued in payment during May 2006.

83,333 common shares of stock valued at $250,000 were issued to the Company's Landlord as part of a lease settlement. Future royalties payable under an agreement with DLP were also assigned to the landlord and the company forfeited its right to the return of its rental deposit.

During April 2006, the Company initiated steps to discontinue its 401K plan which is being administered by a third party. Plan funds are in the process of being distributed to the plan participants.

Note 8 - Line of Credit and Notes Payable

First Financial Bank, National Association, the Company's primary lender, provided Mycom with a renewable line of credit in the amount of $650,000 due November 21, 2006, that bore interest at a rate of one-half (1/2%) percentage points above the Bank's Prime rate. The amount due on the line of credit at December 31, 2005 was $584,353. First Financial Bank also provided the Company with a $400,000 long term note due April 1, 2011 that bore interest at the prime rate with monthly principal and interest payments in the amount of $3,333.33. The principal balance on the long term note at December 31, 2005 was $317,138. The Company assigned the note receivable from Rippe and Kingston Systems, Inc. in the amount of $200,000 to the bank at the time of closing the sale of the software resale business on April 14, 2006. During July 2006 the Company and the new controlling shareholders entered into a Payoff Agreement with the bank that included an assignment of the Escrow Agreement in the amount of $70,000 to the bank, and a release of Mycom Group, Inc., conditional upon receipt of $370,000 due to the Company from the sale of its stock related to the change of control, and also conditional upon a Loan Assumption Agreement being executed by the guarantors of the bank loans for the principal balance then outstanding under the loans. These conditions were met during July 2006.

During September 2005 the Company converted $339,063 of accounts payable trade into an unsecured promissory note with its primary vendor in the amount of $339,063 that bore interest at the rate of 8% per year. The note was to be repaid over a 15 month period with payments of $25,000 per month. The balance outstanding on this note at December 31, 2005 was $270,389. During the year ended December 31, 2006, the balance of this note was assumed by the purchaser of the assets of the software resale business.

During September of 2005, the Company amended its notes with two related parties, Rob R. Bransom and James T. Bobbitt, who agreed to forgive $536,370 in principal due to them. Since the original notes payable created goodwill, goodwill has been reduced accordingly. The amended notes call for varying monthly scheduled payments to be paid through October 2007. Payment may be made in cash or stock at the option of the note holders. The balance on these uncollateralized notes that bear interest at 3.0% per annum was approximately $308,558 at December 31, 2005. During the first quarter of 2006, cash in the amount of $59,415 was paid and 82,979 shares of stock was issued to the note holders in full satisfaction of these notes.

During July of 2005, the Company amended a promissory note with a related party that had a principal balance due at July 31, 2005 in the amount of $15,000. The same related party had loaned the company an additional $5000 during June of 2005. The amended promissory note in the principal amount of $20,000, which was due August 31, 2005, was paid in full at maturity.

During July of 2005, the Company amended a promissory note with a related party that had a principal balance due at July 31, 2005 in the amount of $15,000. The same related party had loaned the company an additional $6,500 during June of 2005. The amended promissory note in the principal amount of $21,500 was paid in full at the August 31, 2005 maturity date.

A long-term note was assumed by Mycom as part of the acquisition of Maximize I.T., Inc. on January 31, 2003 in the amount of $181,000. This note called for 48 monthly payments of $4,167, including interest at 5.22%. The remaining balance of the note, which was payable to Lori G. Hinners, spouse of Todd A. Hinners, a director and officer of the Company, and former President of Maximize I.T., Inc., was assumed by Secure Pipe as part of the August 2005 sale of the managed services business.

During December 2003 a board member provided a subordinated loan in the amount of $200,000 to the Company bearing interest at a rate of 8%. During the second quarter of 2005 the same board member provided an additional $200,000 loan to the Company. During the third quarter of 2005, a principal payment in the amount of $150,000 was paid on the note with the proceeds from the sale of the managed services business. The note has been amended at the same 8% rate of interest with a balloon payment of $250,000 in principal due in December 2006. During June 2006 the original holder of the note sold, transferred all his rights title and interest in the promissory note to a board member for $1,000 in consideration. The new holder of the note subsequently accepted $1,000 from the Company during June 2006 in full repayment of this note plus accrued interest. Debt forgiveness including principal and interest was $255,652 for the six months ending June 30, 2006.

Note 9 - Retirement and Stock Plans

The Company sponsored, for its past employees, a salary deferral plan, whereby employees can elect to have a portion of their salary deferred. The Company contributed a match based upon a percentage which is determined before the end of each plan year. Matching contributions totaled $754 and $7,659 for the years ended December 31, 2006 and 2005, respectively. All such elective deferrals are not subject to current income tax, and are held by a third-party trustee. During April 2006, the Company initiated steps to discontinue its 401K plan which is being administered by a third party. Plan funds are in the process of being distributed to the plan participants.

Note 10 - Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"). Under the provisions of FAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the provision of enacted tax law; the effects of future changes in tax laws or rates are not anticipated. Under FAS 109, measurement is computed using applicable current tax rates. Management has used a 20% combined federal and state rate for purposes of calculating deferred taxes.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist of the benefit from net operating loss (NOL) carry forwards. The net operating loss carry forward if not used, will expire in various years through 2026, and is severely restricted as per the Internal Revenue code due to the change in ownership. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards and the change in control during the year ended December 31, 2006. Net operating loss carryforwards may be further limited by other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Period Ending December 31,	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Ben
   	   	   	   	   	   	<
2005	400,000	2025	80,000	(80,000)	500,000	
2006	421,380	2026	84,276	(84,276)	(4,276)	

Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15%)

State tax benefit, net of federal benefit	(5%)
Deferred income tax valuation allowance	20%
Actual tax rate	0%

Note 11 - Commitments and Contingencies

Certain commitments made by the purchaser of assets in 2006, totaling approximately $100,000, have not yet been paid to a previous creditor. A contingency exists with respect to this matter, the ultimate resolution of which cannot presently be determined.